UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Leggett & Platt, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2014

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of Leggett & Platt, Incorporated to be held on Wednesday, May 7, 2014, at 10:00 a.m. Central Time, at the Company’s Wright Conference Center. Directions are included on the back cover of this Proxy Statement.

The Proxy Statement contains four proposals from our Board of Directors: (i) the election of eleven directors, (ii) the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014, (iii) an advisory vote to approve named executive officer compensation, and (iv) the approval of the 2014 Key Officers Incentive Plan. The Board encourages you to vote FOR each of these proposals.

The Proxy Statement also contains a shareholder proposal seeking to add sexual orientation and gender identity to the Company’s written non-discrimination policy. For reasons explained in the Proxy Statement, the Board encourages you to vote AGAINST this proposal.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote your shares online at www.proxypush.com/leg or by returning the enclosed proxy or voting instruction card. Specific instructions for these voting alternatives are contained on the proxy or voting instruction card.

I appreciate your continued interest in Leggett & Platt.

Sincerely,

LEGGETT & PLATT, INCORPORATED

David S. Haffner
Board Chair and CEO

Leggett & Platt, Incorporated

No. 1 Leggett Road

Carthage, Missouri 64836

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Leggett & Platt, Incorporated (the “Company”) will be held at the Company’s Wright Conference Center, No. 1 Leggett Road, Carthage, Missouri 64836, on Wednesday, May 7, 2014, at 10:00 a.m. Central Time:

1.	To elect eleven directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;

3.	To provide an advisory vote to approve named executive officer compensation;

4.	To approve the 2014 Key Officers Incentive Plan;

5.	If properly presented at the meeting, to vote on a shareholder proposal requesting the addition of sexual orientation and gender identity to the Company’s written non-discrimination policy; and

6.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

You are entitled to vote only if you were a Leggett & Platt shareholder at the close of business on March 5, 2014.

An Annual Report to Shareholders outlining the Company’s operations during 2013 accompanies this Notice of Annual Meeting and Proxy Statement.

By Order of the Board of Directors,

John G. Moore
Secretary

Carthage, Missouri

March 25, 2014

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 7, 2014

The enclosed proxy materials and access to the proxy voting site are also available to you on the Internet.

You are encouraged to review all of the information contained in the proxy materials before voting.

The Company’s Proxy Statement and Annual Report to Shareholders are available at: www.leggett.com/proxy/2014/default.asp

The Company’s proxy voting site can be found at: www.proxypush.com/leg

Leggett & Platt, Incorporated

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive these materials?

The Board of Directors (the “Board”) of Leggett & Platt, Incorporated (the “Company” or “Leggett”) is providing these materials to you in connection with its solicitation of proxies for the Company’s annual meeting of shareholders on May 7, 2014. These materials were sent to shareholders on March 25, 2014. As a Leggett shareholder, you are entitled and encouraged to vote on the proposals presented in these proxy materials. We invite you to attend the annual meeting, but you do not have to attend to be able to vote.

Where can I obtain financial information about Leggett?

Our Annual Report to Shareholders, including our Form 10-K with financial statements for 2013, is enclosed in the same mailing with this proxy statement. The Company’s Proxy Statement and Annual Report to Shareholders (including Form 10-K) are also available at www.leggett.com/proxy/2014/default.asp. Information on our website does not constitute part of this proxy statement.

What business will be voted on at the annual meeting?

Shareholders will vote on the following proposals at the annual meeting:

•	Election of eleven directors.

•	Ratification of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2014.

•	Advisory vote to approve named executive officer compensation.

•	Approval of the 2014 Key Officers Incentive Plan.

•	A shareholder proposal requesting the addition of sexual orientation and gender identity to the Company’s written non-discrimination policy, if properly presented at the meeting.

•	Any other business that is properly brought before the meeting.

The Board recommends that you vote FOR each of the director nominees, the ratification of PwC, the executive compensation package, and the 2014 Key Officers Incentive Plan, and that you vote AGAINST the shareholder proposal. If you return a signed proxy card without marking one or more proposals, your proxy will be voted in accordance with the Board’s recommendations.

What shares can I vote?

The only class of outstanding voting securities is the Company’s $.01 par value common stock. Each share of common stock issued and outstanding at the close of business on March 5, 2014 (the “Record Date”) is entitled to one vote on each matter submitted to a vote at the annual meeting. On the Record Date, we had 138,711,298 shares of common stock issued and outstanding.

You may vote all shares of Leggett common stock you owned on the Record Date. This includes shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in “street name.”

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Wells Fargo, you are the shareholder of record, and these proxy materials were sent to you directly. As the shareholder of record, you have the right to grant your proxy vote directly or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner: If you hold shares in a brokerage account or through some other nominee, you are the beneficial owner of the shares, and these proxy materials were forwarded to you from the broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by proxy. Although you are invited to attend the annual meeting, you may not vote these shares in person unless you obtain a legal proxy from the broker, trustee or nominee.

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How do I submit my vote?

You may vote your shares (i) online at www.proxypush.com/leg, (ii) by signing and returning the proxy or voting instruction card, or (iii) in person at the meeting. If you vote online, you do not need to return your proxy or voting instruction card, but you will need to have it in hand when you access the voting website. Specific voting instructions are found on the proxy card or voting instruction card included with this proxy statement.

Can I change my vote?

Shareholder of Record: If you are a shareholder of record, you may change your vote or revoke your proxy any time before the annual meeting by (i) submitting a valid, later-dated proxy, (ii) submitting a valid, subsequent vote online, (iii) notifying the Company’s Secretary that you have revoked your proxy, or (iv) completing a written ballot at the annual meeting.

Beneficial Owner: If you hold shares as the beneficial owner, you may change your vote by (i) submitting new voting instructions to your broker, trustee, or nominee or (ii) voting in person at the annual meeting if you have obtained a legal proxy from your broker, trustee, or nominee.

How many votes are needed to conduct business at the annual meeting?

A majority of the outstanding shares of common stock entitled to vote must be present at the annual meeting, or represented by proxy, in order to meet the quorum requirement to transact business. Both abstentions and broker non-votes (described below) are counted in determining a quorum. If a quorum is not present, the annual meeting will be adjourned for no more than 90 days to reach a quorum.

What vote is required to elect a director?

A director nominee must receive the affirmative vote of a majority of those shares present (either in person or by proxy) and entitled to vote.

As required by our Corporate Governance Guidelines, each nominee has submitted a contingent resignation to the Nominating & Corporate Governance Committee (the “N&CG Committee”) in order to be nominated for election as a director. If a nominee fails to receive a majority of the votes cast in the director election, the N&CG Committee will make a recommendation to the Board of Directors whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until the Company’s next annual meeting or until his or her successor is duly elected and qualified. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What vote is required to approve the other proposals?

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required for ratification of the appointment of PwC as Leggett’s independent registered public accounting firm, for approval of the 2014 Key Officers Incentive Plan, and for the shareholder proposal. Since the vote on named executive officer compensation is an advisory vote, the Board will give due consideration to the outcome; however, that proposal is not approved as such.

What is the effect of an “abstention” vote on the election of directors and other proposals?

A share voted “abstain” with respect to any proposal is considered present and entitled to vote with respect to that proposal. For the proposals requiring a majority vote in order to pass, an abstention will have the effect of a vote against the proposal.

What is the effect of a “broker non-vote?”

If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares—this will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote, so they will not affect the outcome of the vote. All proposals on the agenda are non-routine, other than the ratification of PwC as the Company’s auditor.

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Who pays the cost of soliciting votes at the annual meeting?

Leggett is making this solicitation and will pay the full cost of preparing, printing, assembling, and mailing these proxy materials. Upon request, we will also reimburse brokers and other nominees for forwarding proxy and solicitation materials to shareholders.

We have hired Alliance Advisors, LLC to assist in the solicitation of proxies by mail, telephone, in person, or otherwise. Alliance’s fees are expected to be $4,500 plus expenses. If necessary to assure sufficient representation at the meeting, Company employees, at no additional compensation, may request the return of proxies.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and plan to issue a press release immediately after the meeting. Within four business days after the annual meeting, we will file a Form 8-K reporting the vote count.

What should I do if I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold shares in more than one brokerage account or if you are a shareholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction card you receive.

We have adopted “householding” which allows us, unless a shareholder withholds consent, to send one proxy statement and annual report to multiple shareholders sharing the same address. Each shareholder at a given address will receive a separate proxy card. If you currently receive multiple sets of proxy materials and wish to have your accounts householded, or if you no longer want to participate in householding and wish to revoke your consent, call Wells Fargo Shareowner Services at 877-602-7615 or send written instructions to Wells Fargo Shareowner Services, Attn: Leggett & Platt, Incorporated, P.O. Box 64854, St. Paul, MN 55164-0854. You will need to provide Leggett’s company number (203) and your 10-digit Wells Fargo account number which is printed at the top of your proxy card.

Many brokerage firms practice householding as well. If you have a householding request for your brokerage account, please contact your broker.

How may I obtain another set of proxy materials?

If you received only one set of proxy materials for multiple shareholders of record and would like us to send you another set this year, please call 800-888-4569 or write to Leggett & Platt, Incorporated, Attn: Investor Relations, No. 1 Leggett Road, Carthage, MO 64836. You can also access a complete set of proxy materials (the Notice of Meeting, Proxy Statement, and Annual Report to Shareholders including Form 10-K) online at www.leggett.com/proxy/2014/default.asp. To ensure that you receive multiple copies in the future, please contact your broker or Wells Fargo at the number or address in the preceding answer to withhold your consent for householding.

What is the deadline to propose actions for next year’s annual meeting or to nominate a director?

Shareholders may propose actions for consideration at future annual meetings either by presenting them for inclusion in the Company’s proxy statement or by soliciting votes independent of our proxy statement. To be properly brought before the meeting, all shareholder actions must comply with our bylaws, as well as SEC requirements under Regulation 14A. Leggett’s bylaws are posted on our website at www.leggett-search.com/governance. Notices specified for the types of shareholder actions set forth below must be addressed to Leggett & Platt, Incorporated, Attn: Corporate Secretary, No. 1 Leggett Road, Carthage, MO 64836.

Shareholder Proposal Included in Proxy Statement: If you intend to present a proposal at the 2015 annual meeting, SEC rules require that the Corporate Secretary receive the proposal at the address given above by November 25, 2014 for possible inclusion in the proxy statement. We will decide whether to include a proposal in the proxy statement in accordance with SEC rules governing the solicitation of proxies.

Shareholder Proposal Not Included in Proxy Statement: If you intend to present a proposal at the 2015 annual meeting by soliciting votes independent of the Company’s proxy statement, Section 1.2 of our bylaws requires that the Company receive timely notice of the proposal—no earlier than January 7, 2015 and no later than February 6, 2015. This notice must include

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a description of the proposed business, your name and address, the number of shares you hold, any of your material interests in the proposal, and other matters specified in the bylaws. The nature of the business also must be appropriate for shareholder action under applicable law. The bylaw requirements also apply in determining whether notice is timely under SEC rules relating to the exercise of discretionary voting authority.

Director Nominee Included in Proxy Statement: If you wish to recommend a director candidate to the N&CG Committee for possible inclusion in the proxy statement, please see the requirements described under Consideration of Director Nominees and Diversity on page 7.

Director Nominee Not Included in Proxy Statement: If you intend to nominate a director candidate for election at the 2015 annual meeting outside of the Company’s nomination process, our bylaws require that the Company receive timely notice of the nomination—no earlier than January 7, 2015 and no later than February 6, 2015. This notice must include the information specified in Section 2.2 of the bylaws, including your name and address, the number of shares you hold, and the name, address and occupation of each proposed nominee.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

Leggett has a long-standing commitment to sound corporate governance principles and practices. The Board has adopted Corporate Governance Guidelines that establish the roles and responsibilities of the Board and Company management. The Board has also adopted a Code of Business Conduct and Ethics applicable to all Company employees, officers and directors, as well as a separate Financial Code of Ethics applicable to the Company’s CEO, CFO, principal accounting officer and corporate controller. These documents are posted on our website at www.leggett-search.com/governance.

Director Independence

The Board reviews director independence annually and upon learning of any change in circumstances during the year that may affect a director’s independence. The Company has adopted director independence standards (the “Independence Standards”) that satisfy the NYSE listing standards. The Independence Standards are posted on our website at www.leggett-search.com/governance. A director who meets all the Independence Standards will be presumed to be independent.

While the Independence Standards help the Board to determine director independence, they are not the exclusive measure for doing so. The Board also reviews the relevant facts and circumstances of any material relationships between the Company and its directors during the independence assessment. Based on its review, the Board has determined that all of its current non-management directors are independent (the director biographies accompanying Proposal 1 “Election of Directors” identify our independent and management directors). In addition, Maurice E. Purnell, Jr., who served as a non-management director through our 2013 annual meeting, was also determined by the Board to be independent.

All Audit Committee members meet the higher independence standard for audit committee service under NYSE and SEC rules and are financially literate, as defined by NYSE rules. In addition, all Committee members meet the SEC’s definition of an “audit committee financial expert.” None of the members serves on the audit committee of more than three public companies. Also, all Compensation Committee members satisfy the enhanced independence standards required by the NYSE listing standards.

Board Leadership Structure

Our Corporate Governance Guidelines allow the roles of Board Chair and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. The Board elected CEO David Haffner as Board Chair following the 2013 shareholder meeting and appointed Richard Fisher as the independent Lead Director, believing this arrangement best serves the Board, the Company and our shareholders.

As Lead Director, Mr. Fisher’s responsibilities include:

•	Serving as the liaison between the Board Chair and the independent directors.

•	Acting as the principal representative of the independent directors in communicating with shareholders.

•	Approving the schedule, agenda and materials for Board meetings, together with the Board Chair.

•	Calling special executive sessions of the independent directors upon notice to the full Board.

•	Presiding over meetings of the non-management directors and over Board meetings in the Chair’s absence.

Our non-management directors regularly hold executive sessions without management present. At least one executive session per year is attended by only independent, non-management directors (typically, these executive sessions take place at each regularly scheduled quarterly Board meeting).

Communication with the Board

Shareholders and all other interested parties wishing to contact our Board of Directors may e-mail our Lead Director, Mr. Fisher, at leaddirector@leggett.com. They can also write to Leggett & Platt Lead Director, P.O. Box 637, Carthage, MO 64836. The Corporate Secretary’s office reviews this correspondence and periodically sends Mr. Fisher all communications except items unrelated to Board functions (for example, advertisements and junk mail). In his discretion, Mr. Fisher may forward communications to the full Board or to any of the other independent directors for further consideration.

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Board and Committee Composition and Meetings

The Board held five meetings in 2013, and its committees met the number of times listed in the table below. All directors attended at least 75% of the Board meetings and their respective committee meetings. Directors are expected to attend the Company’s annual meeting of shareholders, and all of them attended the 2013 annual meeting.

The Board has a standing Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee, and Executive Committee. Except for the Executive Committee (comprised of Richard Fisher—Chair, David Haffner and Ralph Clark), each committee consists entirely of independent directors and operates under a written charter adopted by the Board. The Audit, Compensation and Nominating & Corporate Governance Committee charters are posted on our website at www.leggett-search.com/governance.

Audit Committee Judy C. Odom (Chair) Robert E. Brunner Robert G. Culp, III Richard T. Fisher Joseph W. McClanathan Meetings in 2013: 4

The Audit Committee assists the Board in the oversight of:

•     Independent registered public accounting firm’s qualifications, independence, appointment, compensation, retention, and performance.

•     Internal controls over financial reporting.

•     Guidelines and policies to govern risk assessment and management.

•     Performance of the Company’s internal audit function.

•     Integrity of the financial statements and external financial reporting.

•     Legal and regulatory compliance.

•     Complaints and investigations of any questionable accounting, internal control, or auditing matters.

Compensation Committee R. Ted Enloe, III (Chair) Robert E. Brunner Richard T. Fisher Joseph W. McClanathan Judy C. Odom Phoebe A. Wood Meetings in 2013: 6

The Compensation Committee assists the Board in the oversight and administration of:

•     Corporate goals and objectives regarding CEO compensation and evaluation of the CEO’s performance in light of those goals and objectives.

•     Non-CEO executive officer compensation.

•     Cash and equity compensation for directors.

•     Incentive compensation and equity-based plans that are subject to Board approval.

•     Grants of awards under incentive and equity plans required to comply with applicable tax laws.

•     Employment agreements and severance benefit agreements with the CEO and executive officers, as applicable.

•     Related person transactions of a compensatory nature.

Nominating & Corporate Governance Committee Ralph W. Clark (Chair) Robert G. Culp, III Richard T. Fisher Joseph W. McClanathan Judy C. Odom Meetings in 2013: 4

The N&CG Committee assists the Board in the oversight of:

•     Corporate governance principles, policies and procedures.

•     Identifying qualified candidates for Board membership and recommending director nominees.

•     Director independence and related person transactions.

Board’s Oversight of Risk Management

The Audit Committee is responsible for oversight of our guidelines and policies to assess and manage risk. The Company’s CEO and other senior management are responsible for assessing and managing various risk exposures on a day-to-day basis. In 2003, we established the Enterprise Risk Management Committee (the “ERM Committee”) which is currently composed of 14 executives and chaired by our CFO. The ERM Committee adopted guidelines by which the Company

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identifies, assesses, monitors and reports financial and non-financial risks material to the Company. The ERM Committee meets regularly throughout the year and provides an annual report to senior management and the Audit Committee of (i) the likelihood and significance of risks, (ii) the policies and guidelines regarding risk assessment and management, (iii) management’s steps to monitor and control risks, and (iv) an evaluation of the process. The Audit Committee reviews and discusses the report with management and the independent auditor.

An overall review of risk is inherent in the Board’s consideration of the Company’s strategies and other matters. In furtherance of this review, our CFO updates other senior managers and the entire Board every quarter on notable activities of the ERM Committee.

The Compensation Committee’s oversight of executive officer compensation, including the assessment of compensation risk for executive officers, is detailed in the Compensation Discussion & Analysis section on page 25. The Committee also assesses our compensation structure for employees generally and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The following factors contributed to this determination:

•	We use a common annual incentive plan across all business units.

•	We use a combination of short-term and long-term incentive rewards that are tied to varied and complementary measures of performance and have overlapping performance periods.

•	Our annual incentive plan and our omnibus equity plan contain clawback provisions that enable the Committee to recoup incentive payments.

•	Our employees below key management levels have a small percentage of their total pay in variable compensation.

•	We promote an employee ownership culture to better align employees with shareholders, with approximately 3,700 employees contributing their own funds to purchase Company stock under various stock purchase plans.

Compensation Committee Interlocks and Insider Participation

No Compensation Committee member had an interlocking relationship as described in Item 407(e)(4) of Regulation S-K.

Consideration of Director Nominees and Diversity

The Nominating & Corporate Governance Committee is responsible for identifying and evaluating qualified candidates for election to the Board of Directors. Following its evaluation, the N&CG Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement and proxy card. This procedure is posted on the Company’s website at www.leggett-search.com/governance.

In the case of incumbent directors, the N&CG Committee reviews each director’s overall service during his or her current term, including the number of meetings attended, level of participation, quality of performance, and any transactions between the director and the Company. The Company’s Bylaws and Corporate Governance Guidelines set the director retirement age at 72; however, the Board Chair, CEO or President may request a waiver for any director. At the request of Leggett’s CEO, the N&CG Committee recommended, and the full Board granted, retirement age waivers for Mr. Clark, Mr. Enloe and Mr. Fisher so they may stand for re-election at the 2014 annual meeting.

In the case of new director candidates, the N&CG Committee first determines whether the nominee must be independent under NYSE rules, then identifies any special needs of the Board. The N&CG Committee will consider individuals recommended by Board members, Company management, shareholders and, if it deems appropriate, a professional search firm.

The Board of Directors may also consider candidates to fill a vacancy in the Board outside of the annual shareholder meeting process. The N&CG Committee will use the same criteria as are used to evaluate a director nominee to be elected by shareholders. In the event of a vacancy to be filled by the Board, the N&CG Committee will recommend one or more candidates for election and proxies will not be solicited.

The N&CG Committee seeks to identify and recruit the best available candidates. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The N&CG Committee believes director candidates should have the following minimum qualifications:

•	Character and integrity.

•	A commitment to the long-term growth and profitability of the Company.

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•	A willingness and ability to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings.
•	Significant business or public experience relevant and beneficial to the Board and the Company.

In addition to the minimum qualifications described above, the N&CG Committee may also consider the following factors in evaluating candidates for recommendation to the Board:

•	Present and anticipated needs of the Board for particular experience or expertise and whether the candidate would satisfy those needs.
•	Requirement for the Board to have a majority of independent directors and whether the candidate would be considered independent.
•	Whether the candidate would be considered an “audit committee financial expert” or “financially literate” as described in NYSE listing standards, SEC rules and the Audit Committee charter.
•	Accomplishments of each candidate in his or her field.
•	Outstanding professional and personal reputation.
•	Relevant experience, including experience at the strategy/policy setting level, high level managerial experience in a complex organization, industry experience, and familiarity with the products and processes used by the Company.
•	Ability to exercise sound business judgment.
•	Breadth of knowledge about issues affecting the Company.
•	Ability and willingness to contribute special competencies to Board activities.
•	A willingness to assume broad fiduciary responsibility.
•	Fit with the Company’s culture.

Following the N&CG Committee’s initial review of a candidate’s qualifications, one or more N&CG Committee members will interview the candidate. The N&CG Committee may arrange subsequent interviews with the Board Chair and/or members of the Company’s management. The N&CG Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, for candidates recommended by a shareholder.

Shareholders who wish to recommend candidates for the N&CG Committee’s consideration must submit a written recommendation to the Secretary of the Company at No. 1 Leggett Road, Carthage, MO 64836. Recommendations must be sent by certified or registered mail and received by December 15th for the N&CG Committee’s consideration for the following year’s annual meeting of shareholders. Recommendations must include the following:

•	Shareholder’s name, number of shares owned, length of period held, and proof of ownership.
•	Candidate’s name, address, phone number and age.
•	A resume describing, at a minimum, the candidate’s educational background, occupation, employment history, and material outside commitments (memberships on other boards and committees, charitable foundations, etc.).
•	A supporting statement which describes the shareholder’s and candidate’s reasons for nomination to the Board of Directors and documents the candidate’s ability to satisfy the director qualifications described above.
•	The candidate’s consent to a background investigation.
•	The candidate’s written consent to stand for election if nominated by the Board and to serve if elected by the shareholders.
•	Any other information that will assist the N&CG Committee in evaluating the candidate in accordance with this procedure.

The Corporate Secretary will promptly forward these materials to the N&CG Committee Chair and the Board Chair. The N&CG Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules.

Separate procedures apply if a shareholder wishes to nominate a director candidate for election at a meeting of shareholders. Those procedures, contained in our bylaws, are discussed on page 3.

Although the N&CG Committee does not have a formal policy concerning its consideration of diversity in identifying director nominees, as the foregoing description of the N&CG Committee’s procedure for identifying and evaluating director candidates shows, the N&CG Committee develops the Board’s diversity by seeking candidates with business and public experience relevant to the Board’s current and anticipated needs as well as Leggett’s businesses. The N&CG Committee seeks to identify and recruit the best available candidates, without regard to race, color, religion, sex, ancestry, national origin or disability.

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Transactions with Related Persons

According to the Corporate Governance Guidelines, the N&CG Committee reviews and approves or ratifies transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. If the transaction with a related person concerns compensation, the review of the transaction falls to the Compensation Committee.

The Company’s executive officers and directors are expected to notify the Company’s Corporate Secretary of any current or proposed transaction that may be a related person transaction. The Corporate Secretary will determine if it is a related person transaction and, if so, will include it for consideration at the next meeting of the appropriate Committee. Approval should be obtained in advance of a related person transaction whenever practicable. If it becomes necessary to approve a related person transaction between meetings, the Chair of the appropriate Committee is authorized to act on behalf of the Committee. The Chair will provide a report on the matter to the full Committee at its next meeting.

The full policy for reviewing transactions with related persons, including categories of pre-approved transactions, is found in our Corporate Governance Guidelines (available on Leggett’s website at www.leggett-search.com/governance/ corporate-governance-guidelines.asp).

Each of the following transactions was approved in accordance with our Corporate Governance Guidelines:

•	We buy shares of our common stock from our employees from time to time. In 2013 and early 2014, we purchased shares from five of our executive officers: 16,500 shares from Joseph Downes for a total of $493,680; 50,000 shares from Matthew Flanigan for a total of $1,524,400; 162,891 shares from Karl Glassman for a total of $3,484,302; 3,938 shares from John Moore for a total of $125,425; and 10,000 shares from Dennis Park for a total of $310,900. All employees, including executive officers, pay a $25 administrative fee for each transaction. If the Company agrees to purchase stock before noon, the purchase price is the closing stock price on the prior business day; if the agreement is made after noon, the purchase price is the closing stock price on the day of purchase.

•	The Company employs certain relatives of its directors and executive officers, but only two had total compensation in excess of the $120,000 related person transaction threshold: Jason Higdon, Assistant General Counsel, the stepson of Industrial Materials Segment President, Joseph Downes, had total compensation of $156,554 in 2013 (consisting of salary and annual incentive earned in 2013); and Bren Flanigan, Director of Business Development—Industrial Materials, the brother of CFO, Matthew Flanigan, had total compensation of $232,384 in 2013 (consisting of salary and annual incentive earned in 2013 and the grant date fair value of equity awards issued in 2013).

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Director Compensation

Our non-employee directors receive an annual retainer, consisting of a mix of cash and restricted stock as set forth below. Our employee directors (Mr. Haffner, Mr. Glassman and Mr. Flanigan) do not receive additional compensation for their Board service. Directors may elect to receive restricted stock units (“RSUs”) instead of restricted stock. Electing RSUs enables directors to defer receipt of the shares for 2 to 10 years while accruing dividend equivalents at a 20% discount to market price over the deferral period. The restricted stock and RSUs vest one year after the grant date.

Item	Amount
Cash Compensation
Director Retainer (Non-Employee)	$50,000
Audit Committee Retainer
Chair	18,000
Member	8,000
Compensation Committee Retainer
Chair	15,000
Member	6,000
N&CG Committee Retainer
Chair	10,000
Member	5,000
Equity Compensation—Restricted Stock or RSUs
Vice Chair/Lead Director Retainer (including director retainer)	250,000
Director Retainer	125,000

The Compensation Committee reviews director compensation every year and recommends any changes to the full Board for consideration at its May meeting. The Committee considers national survey data and trends but does not target director compensation to any specific percentage of the median. The only modification of the directors’ compensation package in 2013 was to establish the Vice Chair/Lead Director’s equity retainer at $250,000, which was reduced from the $290,000 equity retainer paid to the Independent Chair in 2012.

Our non-employee directors’ 2013 compensation is set forth in the following table. Directors may elect to defer their cash compensation into a cash deferral arrangement, stock options or stock units under the Company’s Deferred Compensation Program, described on page 34. We also pay for all travel expenses the directors incur to attend Board meetings.

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Director Compensation in 2013

Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Robert E. Brunner	$64,000	$125,000		$3,967	$192,967
Ralph W. Clark	57,500	125,000	$6,873	29,518	218,891
Robert G. Culp, III	63,000	125,000		2,225	190,225
R. Ted Enloe, III	65,000	125,000	1,183	10,090	201,273
Richard T. Fisher	69,000	250,000	237	14,280	333,517
Joseph W. McClanathan	69,000	125,000	559	3,980	198,539
Judy C. Odom	79,000	125,000	3,999	20,935	228,935
Maurice E. Purnell, Jr.(5)	30,000			1,742	31,742
Phoebe A. Wood	62,000	125,000	11,375	39,665	238,040

(1)	These amounts include cash compensation deferred into stock units under our Deferred Compensation Program by the following directors: Mr. Clark deferred 100% ($57,500); Mr. Fisher deferred 20% ($13,800); Ms. Odom deferred 25% ($19,750); and Ms. Wood deferred 100% ($62,000).

(2)	These amounts reflect the grant date fair value of the annual restricted stock or RSU awards, which was $125,000 for each director except Mr. Fisher, who received a restricted stock award of $250,000 for his service as the Vice Chair/Lead Director. For a description of the assumptions used in calculating the grant date fair value, see Note L of the Company’s Annual Report on Form 10-K for the year ending December 31, 2013.

(3)	These amounts include above-market interest accrued on cash deferrals and the 20% discount on dividends paid on stock units acquired under our Deferred Compensation Program and RSUs.

(4)	Items in excess of $10,000 that are included in the total reported in this column consist of (i) dividends paid on the annual restricted stock or RSU awards and dividends paid on stock units acquired under our Deferred Compensation Program: Mr. Clark—$15,143, Ms. Odom—$15,998, and Ms. Wood—$24,165; and (ii) the discount on stock units purchased with deferred cash compensation: Mr. Clark—$14,375 and Ms. Wood—$15,500.

(5)	Compensation reported for Mr. Purnell reflects a partial year of service, since he did not stand for re-election at the 2013 annual meeting and his service concluded on May 9, 2013.

Six of our non-employee directors held outstanding stock options as of December 31, 2013 as described in the following table. Options that were granted in lieu of cash compensation under our Deferred Compensation Program are listed separately in the “DC Options” column.

Director	Options	DC Options	Total
Ralph W. Clark	4,741	4,338	9,079
R. Ted Enloe, III	12,777	21,168	33,945
Richard T. Fisher	1,454		1,454
Joseph W. McClanathan	1,454		1,454
Judy C. Odom	1,454	5,076	6,530
Phoebe A. Wood	976		976

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Eight of our non-employee directors held unvested stock or stock units as of December 31, 2013 as set forth below. These restricted stock shares and RSUs will vest on May 9, 2014.

Director	Restricted Stock	Restricted Stock Units
Robert E. Brunner	3,771
Ralph W. Clark		3,862
Robert G. Culp, III	3,771
R. Ted Enloe, III	3,771
Richard T. Fisher	7,541
Joseph W. McClanathan		3,862
Judy C. Odom		3,862
Phoebe A. Wood	3,771

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PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

1	PROPOSAL ONE: Election of Directors

 At the annual meeting, eleven directors are nominated to hold office until the next annual meeting of shareholders  or until their successors are elected and qualified. All the director nominees have been previously elected by our shareholders. If any nominee named below is unable to serve as a director (an event the Board does not anticipate), the proxy will be voted for a substitute nominee, if any, designated by the Board.

In recommending the slate of director nominees, our Board has chosen individuals of character and integrity, with a commitment to the long-term growth and profitability of the Company. We believe each of the nominees brings significant business or public experience relevant and beneficial to the Board and the Company, as well as a work ethic and disposition that foster the collegiality necessary for the Board and its committees to function efficiently and best represent the interests of our shareholders.

Robert E. Brunner Independent Director since 2009 Committees: Audit Compensation Age: 56

Professional Experience:

Mr. Brunner was the Executive Vice President of Illinois Tool Works (ITW), a diversified manufacturer of advanced industrial technology, from 2006 until his retirement in 2012. He previously served ITW as President—Global Auto beginning in 2005 and President—North American Auto from 2003.

Education:

Mr. Brunner holds a degree in finance from the University of Illinois and an MBA from Baldwin-Wallace College.

Public Company Boards:

Mr. Brunner currently serves as a director of NN, Inc., a global manufacturer of precision bearings and plastic, rubber and metal components, and Lindsay Corporation, a global manufacturer of irrigation equipment and road safety products.

Director Qualifications:

Mr. Brunner’s experience and leadership with ITW, a diversified manufacturer with a global footprint, provides valuable insight to our Board on operational and international issues.

Ralph W. Clark Independent Director since 2000 Committees: Executive Nominating & Corporate Governance, Chair Age: 73

Professional Experience:

Mr. Clark held various executive positions at International Business Machines Corporation (IBM) from 1988 until 1994, including Division President—General and Public Sector. He also served as Chairman of Frontec AMT Inc., a software company, from 1994 until his retirement in 1998 when the company was sold.

Education:

Mr. Clark holds a master’s degree in economics from the University of Missouri.

Director Qualifications:

Through Mr. Clark’s career with IBM and Frontec and his current board service with privately-held companies, he has valuable experience in general management, marketing, information technology, finance and strategic planning.

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Robert G. Culp, III Independent Director since 2013 Committees: Audit Nominating & Corporate Governance Age: 67

Professional Experience:

Mr. Culp is the co-founder of Culp, Inc., an upholstery and bedding fabrics designer and manufacturer, where he has been the Chairman since 1990 and served as CEO from 1988 to 2007.

Education:

Mr. Culp holds a degree in economics from the University of North Carolina—Chapel Hill and an MBA from the Wharton School of the University of Pennsylvania.

Public Company Boards:

Mr. Culp is the Chairman of the Board of Culp, Inc., the lead independent director of Old Dominion Freight Line, Inc., a national motor transportation and logistics company, and served as a director of Stanley Furniture Company, Inc., a manufacturer and importer of wooden residential furniture, until 2011.

Director Qualifications:

Mr. Culp’s experience in the bedding and furniture industries provides valuable insight into a number of the Company’s key markets. Through his leadership of Culp, Inc., a publicly-traded company with an international scope, he understands the complexities of the financial and regulatory requirements facing US companies, as well as the challenges and opportunities of developing global operations.

R. Ted Enloe, III Independent Director since 1969 Committees: Compensation, Chair Age: 75

Professional Experience:

Mr. Enloe has been Managing General Partner of Balquita Partners, Ltd., a family securities and real estate investment partnership, since 1996. Previously, he served as President and Chief Executive Officer of Optisoft, Inc., a manufacturer of intelligent traffic systems, from 2003 to 2005. His former positions include Vice Chairman of the Board and member of the Office of the Chief Executive for Compaq Computer Corporation and President of Lomas Financial Corporation and Liberte Investors.

Education:

Mr. Enloe holds a degree in petroleum engineering from Louisiana Polytechnic University and a law degree from Southern Methodist University.

Public Company Boards:

Mr. Enloe currently serves as a director of Silicon Laboratories Inc., a designer of mixed-signal integrated circuits, and Live Nation, Inc., a venue operator, promoter and producer of live entertainment events.

Director Qualifications:

Mr. Enloe’s professional background and experience, previously held senior-executive level positions, financial expertise and service on other company boards, qualifies him to serve as a member of our Board of Directors. Further, his wide-ranging experience combined with his intimate knowledge of the Company from over 40 years on the Board provides an exceptional mix of familiarity and objectivity.

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Richard T. Fisher Independent Director since 1972 Committees: Audit Compensation Executive, Chair Nominating & Corporate Governance Age: 75

Professional Experience:

Mr. Fisher has been Managing Director of Oppenheimer & Co., an investment banking firm, since 2002. He served as Managing Director of CIBC World Markets Corp., an investment banking firm, from 1990 to 2002.

Education:

Mr. Fisher holds a degree in economics from the Wharton School of the University of Pennsylvania.

Director Qualifications:

Mr. Fisher’s career in investment banking provides the Board with a unique perspective on the Company’s strategic initiatives, financial outlook and investor markets. His valuable business skills and long-term perspective of the Company bolster his leadership as the Company’s Lead Independent Director. He served as the independent Board Chair from 2008 until May 2013, when he was elected as the Lead Independent Director.

Matthew C. Flanigan Management Director since 2010 Committees: None Age: 52

Professional Experience:

Mr. Flanigan was appointed Executive Vice President of the Company in 2013 and has served as Chief Financial Officer since 2003. He previously served the Company as Senior Vice President from 2005 to 2013, Vice President from 2003 to 2005, Vice President and President of the Office Furniture Components Group from 1999 to 2003, and in various capacities since 1997.

Education:

Mr. Flanigan holds a degree in finance and business administration from the University of Missouri.

Public Company Boards:

Mr. Flanigan serves as the lead director of Jack Henry & Associates, Inc., a provider of core information processing solutions for financial institutions.

Director Qualifications:

As the Company’s CFO, Mr. Flanigan adds valuable knowledge of the Company’s finance, risk and compliance functions to the Board. In addition, his prior experience as one of the Company’s group presidents provides valuable operations insight.

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Karl G. Glassman Management Director since 2002 Committees: None Age: 55

Professional Experience:

Mr. Glassman was appointed President of the Company in 2013 and has served as Chief Operating Officer since 2006. He previously served the Company as Executive Vice President from 2002 to 2013, President of the Residential Furnishings Segment from 1999 to 2006, Senior Vice President from 1999 to 2002, and in various capacities since 1982.

Education:

Mr. Glassman holds a degree in business management and finance from California State University—Long Beach.

Director Qualifications:

With over two decades experience leading the Company’s largest segment and serving as its Chief Operating Officer, Mr. Glassman provides in-depth operational knowledge to the Board and is a key interface between the Board’s oversight and strategic planning and its implementation at all levels of the Company around the world. Mr. Glassman also serves on the Board of Directors of the National Association of Manufacturers.

David S. Haffner Management Director since 1995 Committees: Executive Age: 61

Professional Experience:

Mr. Haffner was elected as the Board Chair of the Company in 2013, and continues to serve as Chief Executive Officer of the Company since his appointment in 2006. He previously served the Company as President from 2002 to 2013, Chief Operating Officer from 1999 to 2006, Executive Vice President from 1995 to 2002, and in various capacities since 1983.

Education:

Mr. Haffner holds a degree in engineering from the University of Missouri and an MBA from the University of Wisconsin—Oshkosh.

Public Company Boards:

Mr. Haffner serves as a director of Bemis Company, Inc., a manufacturer of flexible packaging and pressure sensitive materials.

Director Qualifications:

As the Company’s CEO, Mr. Haffner provides comprehensive insight to the Board across the spectrum from strategic planning to implementation to execution and reporting, as well as its relationships with investors, the finance community and other key stakeholders.

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Joseph W. McClanathan Independent Director since 2005 Committees: Audit Compensation Nominating & Corporate Governance Age: 61

Professional Experience:

Mr. McClanathan served as President and Chief Executive Officer of the Energizer Household Products Division of Energizer Holdings, Inc., a manufacturer of portable power solutions, from 2007 through his retirement in 2012. Previously, he served Energizer as President and Chief Executive Officer of the Energizer Battery Division from 2004 to 2007, as President—North America from 2002 to 2004, and as Vice President—North America from 2000 to 2002.

Education:

Mr. McClanathan holds a degree in management from Arizona State University.

Director Qualifications:

Through his leadership experience at Energizer and as a former director of the Retail Industry Leaders Association, Mr. McClanathan offers an exceptional perspective to the Board on manufacturing operations, marketing and development of international capabilities.

Judy C. Odom Independent Director since 2002 Committees: Audit, Chair Compensation Nominating & Corporate Governance Age: 61

Professional Experience:

Until her retirement in 2002, Ms. Odom was Chief Executive Officer and Board Chair at Software Spectrum, Inc., a global business to business software services company, which she co-founded in 1983. Prior to founding Software Spectrum, she was a partner with the international accounting firm, Grant Thornton.

Education:

Ms. Odom is a licensed Certified Public Accountant and holds a degree in business administration from Texas Tech University.

Public Company Boards:

Ms. Odom is a director of Harte-Hanks, a direct marketing service company.

Director Qualifications:

Ms. Odom’s director experience with several companies offers a broad leadership perspective on strategic and operating issues. Her experience co-founding Software Spectrum and growing it to a global Fortune 1000 enterprise before selling it to another public company provides the insight of a long-serving CEO with international operating experience.

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Phoebe A. Wood Independent Director since 2005 Committees: Compensation Age: 60

Professional Experience:

Ms. Wood has been a principal in CompaniesWood, a consulting firm specializing in early stage investments, since her 2008 retirement as Vice Chairman and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, where she had served since 2001. Ms. Wood previously held various positions at Atlantic Richfield Company, an oil and gas company, from 1976 to 2000.

Education:

Ms. Wood holds a degree in psychology from Smith College and an MBA from UCLA.

Public Company Boards:

Ms. Wood is a director of Invesco, Ltd., an independent global investment manager, Coca-Cola Enterprises, Inc., a major bottler and distributor of Coca-Cola products, and Pioneer Natural Resources, an independent oil and gas company.

Director Qualifications:

From her career in business and various directorships, Ms. Wood provides the Board with a wealth of understanding of the strategic, financial and accounting issues the Board faces in its oversight role.

The Board recommends that you vote FOR the election of each of the director nominees.
2	PROPOSAL TWO:	Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. PwC (or its predecessor firm) has been our independent registered public accounting firm since 1991.

We are asking our shareholders to ratify the Audit Committee’s selection of PwC as our independent registered public accounting firm. Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of PwC to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, it will be considered a direction to the udit Committee to consider a different firm. Even if this selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interest of the Company and our shareholders.

PwC representatives are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

The Board recommends that you vote FOR the ratification of PwC as independent registered public accounting firm.

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Audit and Non-Audit Fees

The fees billed or expected to be billed by PwC for professional services rendered in fiscal years 2013 and 2012 are shown below.

Type of Service	2013	2012
Audit Fees(1)	$1,927,700	$1,896,283
Audit-Related Fees(2)	16,151	23,963
Tax Fees(3)	415,268	395,173
All Other Fees(4)	2,600	2,600
Total	$2,361,719	$2,318,019

(1)	Includes rendering an opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting; quarterly reviews of our financial statements; statutory audits as required; comfort and debt covenant letters; and services in connection with securities regulatory filings.

(2)	Includes consulting on accounting and financial reporting issues; limited procedures reports related to agreements or arbitrations; continuing professional education; audits of employee benefit plans and subsidiaries; and due diligence and audit procedures related to acquisitions and joint ventures.

(3)	Includes preparation and review of tax returns and tax filings; tax consulting and advice related to compliance with tax laws; tax planning strategies; and tax due diligence related to acquisitions and joint ventures. Of the tax fees listed above in 2013, $185,312 relate to compliance services and $229,956 relate to consulting and planning services.

(4)	Includes use of an internet-based accounting research tool provided by PwC.

The Audit Committee has determined that the provision of these approved non-audit services by PwC is compatible with maintaining PwC’s independence.

Pre-Approval Procedures for Audit and Non-Audit Services

The Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm. To fulfill this responsibility, the Audit Committee has established a procedure for pre-approving the services performed by the Company’s auditors. All services provided by PwC in 2013 were approved in accordance with the adopted procedures. There were no services provided or fees paid in 2013 for which the pre-approval requirement was waived.

The procedure provides standing pre-approval for:

•	Audit Services: rendering an opinion on the Company’s financial statements and the effectiveness of internal control over financial reporting; quarterly reviews of the Company’s financial statements; statutory audits as required; comfort and debt covenant letters; and services in connection with regulatory filings.

•	Audit-Related Services: consultation on new or proposed transactions, statutory requirements, or accounting principles; reports related to contracts, agreements, arbitration, or government filings; continuing professional education; audits of employee benefit plans and subsidiaries; and due diligence and audits related to acquisitions and joint ventures.

•	Tax Services: preparation and review of Company and related entity income, sales, payroll, property, and other tax returns and tax filings and permissible tax audit assistance; preparation or review of expatriate and similar employee tax returns and tax filings; tax consulting and advice related to compliance with applicable tax laws; tax planning strategies and implementation; and tax due diligence related to acquisitions and joint ventures.

Any other audit, audit-related, or tax services provided by the Company’s auditors require specific Audit Committee pre-approval. The Audit Committee must also specifically approve in advance all permissible non-audit internal control related services to be performed by the Company’s auditors. Management provides quarterly reports to the Audit Committee concerning any fees paid to the auditors for their services.

Audit Committee Report

The Audit Committee is composed of five non-management directors who are independent as required by SEC and NYSE rules. The Audit Committee operates under a written charter adopted by the Board which is posted on the Company’s website at www.leggett-search.com/governance.

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Management is responsible for the Company’s financial statements and financial reporting process, including the system of internal controls. PwC, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. The Audit Committee is responsible for monitoring, overseeing and evaluating these processes, providing recommendations to the Board regarding the independence of and risk assessment procedures used by our independent registered public accounting firm, selecting and retaining our independent registered public accounting firm, and overseeing compliance with various laws and regulations.

At its meetings, the Audit Committee reviewed and discussed the Company’s audited financial statements with management and PwC. The Audit Committee also discussed with PwC all items required by Public Company Accounting Oversight Board Auditing Standard No. 16—Communications with Audit Committees.

The Audit Committee received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed PwC’s independence with them.

The Audit Committee has relied on management’s representation that the financial statements have been prepared in conformity with generally accepted accounting principles and on the opinion of PwC included in their report on the Company’s financial statements.

Based on the review and discussions with management and PwC referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2013 Annual Report on Form 10-K.

Judy C. Odom (Chair)

Robert E. Brunner

Robert G. Culp, III

Richard T. Fisher

Joseph W. McClanathan

3	PROPOSAL THREE:	Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, Leggett’s shareholders have the opportunity at the annual meeting to vote on an advisory resolution on our executive compensation package, commonly known as “Say-on-Pay,” to approve the compensation of Leggett’s named executive officers, as described in the “Executive Compensation” section beginning on page 25.

Because your vote is advisory, it will not be binding upon the Board; however, the Compensation Committee and the Board has considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements. In each of the three years since Say-on-Pay was implemented, over 90% of the shareholders who voted on the proposal approved the compensation of our named executive officers (with 95% support in 2013).

Our Compensation Committee is committed to creating an executive compensation program that enables us to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. The Company’s compensation package utilizes a mixture of cash and equity awards to align executive compensation with our annual and long-term performance. These programs reflect the Committee’s philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by management. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the Board requests our shareholders approve the compensation paid to the Company’s named executive officers as described in this proxy statement pursuant to SEC disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.

The Board recommends that you vote FOR the Company’s executive compensation package.

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4	PROPOSAL FOUR:	Approval of the 2014 Key Officers Incentive Plan

At the 2009 Annual Meeting, our shareholders approved the material terms of the 2009 Key Officers Incentive  Plan (the “2009 Plan”). The 2009 Plan provided benefits intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, but such plans must be approved by shareholders every five years. In this proposal, the Board is requesting that shareholders approve the 2014 Key Officers Incentive Plan (the “2014 Plan”).

Section 162(m) of the Internal Revenue Code limits the amount of compensation that may be deducted by the Company in any year to those persons named in the Summary Compensation Table on page 39 (not including the Chief Financial Officer). However, qualifying “performance-based” compensation should not be subject to this deduction limit, assuming the other technical requirements of Section 162(m) are also satisfied. Compensation may be “performance-based” if payment is conditioned on the achievement of performance goals set by a committee of outside directors. The Company’s shareholders must approve such performance goals.

Subject to shareholder approval, the Compensation Committee (the “Committee”) adopted the 2014 Plan to replace the 2009 Plan. The 2014 Plan is substantially similar to the 2009 Plan, with the addition of pro rating Awards in the case of a Participant’s retirement or disability. If approved by shareholders, the 2014 Plan will become effective as of January 1, 2014. If not approved by shareholders, no performance-based awards will be paid under either the 2009 or the 2014 Plans.

Set forth below is a description of the key features of the 2014 Plan. This description is subject to and qualified by the full text of the 2014 Plan attached as Appendix A, which is incorporated by reference.

The purpose of the 2014 Plan is to attract, motivate and retain participants who make significant contributions to the Company’s success by allowing them to share in that success through incentive payments based on the Company’s performance. The 2014 Plan is designed for the Company to claim tax deductions for performance-based compensation paid or awarded to participants under the Plan. The Company’s executive officers (currently 11 persons) are eligible for participation in the Plan.

The 2014 Plan is administered by the Committee, which has sole responsibility for selecting participants, setting target percentages, establishing performance objectives, performance periods and award formulas, and determining awards.

The 2014 Plan provides for the payment of cash awards to participants based on the attainment of certain performance objectives. Performance objectives may differ for each participant and may be based on corporate financial measures, financial measures relating to one or more profit centers, or individual measures. Performance Objectives may include, without limitation, revenue, operating income, return on capital employed, return on equity, cash flow, earnings, total shareholder return, share price performance, compliance, and any of the other performance measures listed in Section 2.2 of the Plan. The 2014 Plan also permits the Committee to adjust the calculations of the Performance Objectives in order to appropriately reflect the underlying operational performance of the Company or applicable Profit Centers during the Performance Period.

The Committee will establish the award formula and participants’ target percentages no later than 90 days after the beginning of the year or before 25% of a performance period has elapsed. The Committee may reduce a participant’s award as calculated under the formula by up to 20% but may not increase an award. No participant who is subject to Section 162(m) of the Code will be entitled to an additional award based on another participant forfeiting all or any portion of the discretionary payment. A participant’s award may not exceed two times the participant’s base salary. Participants may elect to defer their awards under the Company’s Deferred Compensation Program.

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The Committee has not yet approved the formula for determining awards for 2014 performance under the 2014 Plan. Accordingly, 2014 incentive awards are not determinable at this time. The table below sets forth the amounts that were payable for 2013 performance under the 2009 Plan (which is substantially the same as the 2014 Plan), to each of the individuals and groups listed below.

Name	2013 Incentive Award
David S. Haffner	$1,318,051
Karl G. Glassman	773,882
Matthew C. Flanigan	404,926
Jack D. Crusa	244,684
Joseph D. Downes, Jr.	152,100
All executive officers, as a group	3,871,515

A description of the 2013 awards, performance measures and payout decisions is contained in the Annual Incentive section of the Compensation Discussion and Analysis beginning on page 28. Compensation paid to our most highly compensated officers under the 2009 Plan for the past three years is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 39.

The Company intends to file a Form 8-K in late March after the Committee has approved the award formula for 2014. Although not final, we expect the Committee to set the following performance measures and relative weighting of each. The individual performance goals will likely be established separately from this Plan. We further expect that the Committee will set the maximum payout at 150%.

Performance Measures	Relative Weight
Return on Capital Employed	60%
Cash Flow	20%
Individual Performance Goals	20%

Profit Center Participants are also subject to an adjustment ranging from a potential 5% increase for exceptional safety performance to a 20% deduction for their operations’ failure to achieve safety, audit and environmental standards. The Committee may approve certain adjustments to the GAAP definition of these measures. Any such adjustments will be explained in the Form 8-K.

If, within 24 months after an award is paid, the Company is required to restate previously reported financial results, the Committee will require all participants to repay any amounts paid in excess of the amounts that would have been paid based on the restated financial results. In addition, the Committee may require repayment of the entire award from those participants the Committee determines, in its discretion, to be personally responsible for gross misconduct or fraud that caused the need for the restatement.

The Company has a separate incentive plan for other key management employees, the Key Management Incentive Plan. The terms of the Key Management Incentive Plan are substantially the same as those of the 2014 Plan.

The Committee may amend or terminate the Plan at any time, provided that no amendment will be made without shareholder approval if such approval is required under applicable law or for bonuses to qualify as “performance-based compensation.”

The Board recommends that you vote FOR the 2014 Key Officers Incentive Plan.

5	PROPOSAL FIVE:	Shareholder Proposal Requesting the Addition of Sexual Orientation and Gender Identity to the Company’s Written Non-Discrimination Policy

The Office of the Comptroller of New York City, as custodian and a trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Fire Department Pension Fund, and as custodian of the New York City Board of Education Retirement System, has

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notified us of its intent to present the following proposal for consideration at the annual meeting. The addresses and number of shares held by such shareholders are available from the Company upon request to its Secretary.

The proposed resolution and supporting shareholder statement are followed by a statement of opposition and a recommendation from the Company’s Board. The Company accepts no responsibility for the proposed shareholder resolution and supporting statement.

Proposed Shareholder Resolution and Statement

Whereas: Leggett & Platt, Incorporated does not explicitly prohibit discrimination based on sexual orientation and gender identity in its written employment policy;

Over 88% of the Fortune 500 companies have adopted written nondiscrimination policies prohibiting harassment and discrimination on the basis of sexual orientation, as have more than 98% of Fortune 100 companies, according to the Human Rights Campaign; over 30% now prohibit discrimination based on gender identity;

We believe that corporations that prohibit discrimination on the basis of sexual orientation and gender identity have a competitive advantage in recruiting and retaining employees from the widest talent pool;

According to a June, 2008 survey by Harris Interactive and Witeck-Combs, 65% of gay and lesbian workers in the United States reported facing some form of job discrimination related to sexual orientation; an earlier survey found that almost one out of every 10 gay or lesbian adults also reported that they had been fired or dismissed unfairly from a previous job, or pressured to quit a job because of their sexual orientation;

Twenty states, the District of Columbia and more than 160 cities and counties, have laws prohibiting employment discrimination based on sexual orientation; 12 states and the District of Columbia have laws prohibiting employment discrimination based on sexual orientation and gender identity;

Minneapolis, San Francisco, Seattle and Los Angeles have adopted legislation restricting business with companies that do not guarantee equal treatment for gay and lesbian employees;

Our company has operations in, and makes sales to institutions in states and cities that prohibit discrimination on the basis of sexual orientation;

National public opinion polls consistently find more than three quarters of the American people support equal rights in the workplace for gay men, lesbians and bisexuals; for example, in a Gallup poll conducted in May, 2007, 89% of respondents favored equal opportunity in employment for gays and lesbians;

Resolved: The Shareholders request that Leggett & Platt, Incorporated amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and gender identity or expression and to substantially implement the policy.

Supporting Statement: Employment discrimination on the basis of sexual orientation and gender identity diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to employment discrimination, our company would benefit from a consistent, corporate wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. Leggett & Platt, Inc. will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

Company’s Statement in Opposition:

We believe the proposed resolution is unnecessary because Leggett is already an equal opportunity employer with a firm and long-standing commitment to preventing discrimination in the workplace. Leggett’s existing anti-discrimination policy states, “Leggett & Platt, Incorporated is committed to equal opportunity and bases workplace decisions solely on the skills and abilities of our applicants and employees. These principles of equal opportunity should be applied in all aspects of employment including: recruiting, hiring, promotion, training, compensation, termination, layoff, transfer, disciplinary actions, and other terms, conditions or privileges of employment.”

We are committed to the highest ethical standards, which include assuring equal employment and promotion opportunities free of discrimination on any basis other than merit and performance-related qualifications. Our policies reflect our high standards, and we implement these policies in our business operations through ongoing training.

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We believe our written policies should specifically list only those types of discrimination prohibited by federal law. Singling out employees by sexual orientation or gender identity (or any other classification not mandated by federal law) would, in our view, dilute our policy of prohibiting discrimination in any form and divert attention from our primary goal of a completely non-discriminatory workplace. We also believe the addition of sexual orientation and gender identity to the list would result in increased costs by encouraging frivolous lawsuits.

Leggett’s shareholders defeated similar proposals at the Company’s last eight annual meetings. We believe this consistent rejection by shareholders sends a clear message to our Board that Leggett should oppose this unnecessary addition to our nondiscrimination policy.

The Board of Directors recommends that you vote AGAINST this shareholder proposal.

Discretionary Vote on Other Matters

We are not aware of any business to be acted upon at the annual meeting other than the five items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion if another matter is properly presented at the meeting. If one of the director nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate as the Board may nominate.

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EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion & Analysis

Our Compensation Committee, consisting of six independent directors, is committed to creating and overseeing an executive compensation program that enables us to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. To meet these objectives, the Committee has implemented a compensation package that:

•	Emphasizes performance-based equity over cash compensation.

•	Sets incentive compensation targets intended to drive performance and shareholder value.

•	Balances rewards between short-term and long-term performance to help foster sustained excellence.

•	Motivates our executive officers to take appropriate business risks.

This Compensation Discussion and Analysis describes our executive compensation program and the decisions affecting the compensation of our Named Executive Officers (the “NEOs”):

David S. Haffner	Board Chair and Chief Executive Officer (CEO)
Karl G. Glassman	President and Chief Operating Officer (COO)
Matthew C. Flanigan	Executive VP and Chief Financial Officer (CFO)
Joseph D. Downes, Jr.	Senior VP, President—Industrial Materials Segment
Jack D. Crusa	Senior VP, President—Specialized Products Segment

Executive Summary

The largest component of our executive compensation package, performance stock units (“PSUs”), pay out based upon on our Total Shareholder Return (“TSR”)(1) relative to certain peer companies(2) over rolling 3-year periods. While our long-term results have been strong—a 21% compound annual growth rate over the last 5-year period, compared to 18% for the S&P 500 Index—our 1-year TSR of 18% in 2013 lagged the S&P 500’s 32% TSR. The PSUs that vested at year-end 2013 paid out at 64% of target as a result of Leggett’s comparative TSR downturn in 2013.

Our executives’ 2013 annual incentive payouts tracked the Company’s operational success in 2013 in which we generated outstanding cash flow of $474 million (versus a target of $292 million) and 33.5% return on capital employed (versus a target of 33%).(3)

This section provides an overview of the Committee’s key actions in 2013, the size and structure of our NEOs’ total direct compensation for the year, and the Committee’s pay practices and compensation risk management. Additional details regarding the NEOs’ pay packages, the Committee’s annual review of the executive officers’ compensation, and our equity pay practices are covered in the sections that follow.

(1)	TSR = (Change in Stock Price + Dividends) ÷ Beginning Stock Price; assumes dividends are reinvested.

(2)	The peer group for our PSUs consists of those companies in the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400 (about 320 companies).

(3)	The annual incentive program, including the calculations for cash flow and return on capital employed (ROCE), is described on page 28.

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Significant Developments. In 2013, the Compensation Committee:

•	Renewed the employment agreements with three members of our senior leadership team (CEO, COO and CFO) to provide continuity in executing Leggett’s strategy through 2017.

•	Eliminated the excise tax gross-up from executive severance arrangements and prohibited future pledges of Company stock by directors and executive officers.

•	Approved the Profitable Growth Incentive (“PGI”) plan that replaced annual option grants for our executives and senior managers in 2013. The PGI is a performance-based equity program with payouts based on revenue growth and EBITDA margin over a 2-year performance period.

Total Direct Compensation. The Committee approved the following compensation for the NEOs in 2013:

	Cash		Equity
Name, Title	Base Salary	Annual Incentive	PSUs	PGI	RSUs	Total Direct Compensation
David S. Haffner, CEO	$1,055,000	$1,318,051	$2,782,770	$780,402	$1,529,000	$7,465,223
Karl G. Glassman, COO	785,000	773,882	1,515,240	584,384	1,376,100	5,034,606
Matthew C. Flanigan, CFO	475,000	404,926	785,220	287,452	1,223,200	3,175,798
Joseph D. Downes, Jr., SVP	338,000	152,100	501,630	214,519		1,206,249
Jack D. Crusa, SVP	332,000	244,684	425,730	209,932		1,212,346

This table is not a substitute for the Summary Compensation Table (see page 39), but we believe it provides a relevant picture of the Committee’s actions. The Annual Incentive amounts report the award actually earned, based on 2013 performance against the targets established by the Committee. Amounts reported for PSUs and PGI are valued at the grant date fair value of the award, although the ultimate value received by the NEOs could be significantly lower or higher depending upon the Company’s performance. The total compensation figures for Mr. Haffner, Mr. Glassman and Mr. Flanigan appear unusually high for 2013 in the table above due to inclusion of the full grant date value of the restricted stock units (“RSUs”) awarded in connection with their 4-year employment agreements. These awards are reflected as 2013 compensation, although they will vest in annual installments over the term of those agreements.

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Structuring the Mix of Compensation. The Committee uses its discretion to determine the appropriate percentage of variable to fixed compensation, as well as the split between cash and equity compensation. The ultimate payment and value of the variable elements of their compensation depends on actual performance and could result in no payout if those conditions are not met. The following table shows the key attributes of the 2013 compensation programs used to drive performance and build long-term shareholder value:

Compensation Type	Fixed/Variable	Cash/Equity	Term	Basis for Payment
Base Salary	Fixed	Cash	1 year	Individual responsibilities, performance and experience
Annual Incentive	Variable	Cash	1 year	Return on capital employed, cash flow, individual performance goals
Profitable Growth Incentive	Variable	Equity	2 years	Revenue growth and profit margin
Performance Stock Units	Variable	Equity	3 years	TSR relative to peer group
Restricted Stock Units	Variable	Equity	1−4 years	Retention

Sound Pay Practices. Shaping the NEOs’ 2013 compensation packages were the Company’s existing compensation practices, including:

•	Strong emphasis on equity-based compensation to align executive and shareholder interests.

•	Internal pay relationships that reflect our executives’ differences in responsibilities, contributions and market conditions.

•	Stock ownership requirements at five times, three times or two times base salary, depending upon the executive’s title and responsibilities.

•	Use of tally sheets to gauge the total compensation package and potential severance payouts, as well as wealth accumulation analysis to monitor long-term alignment with shareholders.

•	Comparison of base salary and total compensation to market survey data and customized peer group for benchmarking.

•	Regular analysis of the full compensation program and its components to ensure they do not create an incentive for excessive risk-taking.

•	Clawback policies to recover cash and equity-based incentive compensation in the event of a financial restatement or if the executive engages in activities adverse to the interests of the Company.

•	Double-trigger vesting of all incentive awards (other than legacy stock options) following a change-in-control.

•	No re-pricing or cash buyouts of options or equity awards without shareholder approval.

•	Minimal perquisite compensation and no tax gross-ups.

Additional Investment in Leggett Stock. In addition to having pay packages that are heavily weighted to Leggett equity, for many years our NEOs have voluntarily deferred substantial portions of their cash compensation into Company stock through the Executive Stock Unit Program (the “ESU Program”) and the Deferred Compensation Program. Through participation in these programs, particularly the ESU Program in which company equity is held until the executive leaves the Company, our NEOs are further invested in the long-term success of the Company.

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Managing Compensation Risk. The Committee annually reviews whether our executive compensation policies and practices (as well as those that apply to our employees generally) are appropriate and whether they create risks or misalignments that are reasonably likely to have a material adverse effect on the Company.

We believe that our compensation programs align our employees’ incentives for risk taking with the long-term best interests of our shareholders. We mitigate risk by allocating incentive compensation across multiple components. This structure reduces the incentive to take excessive risk because it:

•	Rewards achievement on a balanced array of performance measures, minimizing undue focus on any single target.

•	Stresses long-term performance, discouraging short-term actions that might endanger long-term value.

•	Combines absolute and relative performance measures.

Additional safeguards, such as stock ownership guidelines, caps on incentive payouts and clawback policies, further balance risk and reward.

Impact of 2013 Say-on-Pay Vote. At our annual meeting of shareholders held on May 9, 2013, 95% of the shareholders who voted on the Say-on-Pay proposal approved the compensation of our NEOs. The Committee believes that this shareholder vote strongly endorses the Company’s compensation philosophy and programs. The Committee took this support into account as one of many factors it considered in connection with the discharge of its responsibilities (as described in this Compensation Discussion and Analysis) in exercising its judgment in establishing and overseeing our executive compensation arrangements throughout the year.

Our Compensation Components and Programs

Base Salary. Base salary is the only fixed portion of our NEOs’ compensation package. Salary levels are intended to reflect specific responsibilities, performance, and experience, while taking into account market compensation levels for comparable positions. Although base salary makes up less than one-fourth of our NEOs’ total direct compensation, it’s the foundation for the total package, since the variable compensation components are set as percentages of base salary:

Name	Base Salary	Annual Incentive: Target Percentage of Base Salary	PSU Awards: Target Percentage of Base Salary (1)	PGI Awards: Target Percentage of Base Salary (1)
David S. Haffner	$1,055,000	115%	275%	77%
Karl G. Glassman	785,000	90%	200%	77%
Matthew C. Flanigan	475,000	80%	175%	64%
Joseph D. Downes, Jr.	338,000	50%	150%	64%
Jack D. Crusa	332,000	50%	130%	64%

(1)	The methods for valuing and calculating the PSU and PGI awards are described in the Equity Awards section on page 31.

The Committee reviews and determines the NEOs’ base salaries (along with the rest of their compensation package) during the annual review, which is discussed on page 35.

Annual Incentive. Our NEOs earn their annual incentive, a cash bonus paid under the Key Officers Incentive Plan (the “Incentive Plan”), based on achieving certain performance targets for the year.

Our executive officers are divided into two groups under the Incentive Plan depending upon their areas of responsibility: (i) corporate participants (Mr. Haffner, Mr. Glassman and Mr. Flanigan), whose performance criteria and payouts are based on the Company’s overall results, and (ii) profit center participants (Mr. Downes and Mr. Crusa) whose performance targets are set for the operating locations under their control. The NEOs also have individual performance goals (“IPGs”) as part of their annual incentive.

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Each executive officer has a target incentive amount—the amount received if he achieved exactly 100% of all performance goals. The target incentive amount is the officer’s base salary multiplied by his target incentive percentage. At the end of the year, the target incentive amount is multiplied by the payout percentages for the various performance metrics (each with its own weighting) to determine the annual incentive payout. The annual incentive payout is calculated as follows and more fully described below:

Performance Metrics. For the 2013 annual incentive, the Committee selected two performance metrics for corporate participants and two for profit center participants, in addition to the IPGs:

Performance Measures	Relative Weight
Return on Capital Employed(1)	60%
Cash Flow(2)	20%
Individual Performance Goals	20%

(1)	Return on Capital Employed (ROCE) = Earnings Before Interest and Taxes (EBIT) ÷ quarterly average of Net Plant Property and Equipment (PP&E) and Working Capital (excluding cash and current maturities of long-term debt)

(2)	For corporate participants (Haffner, Glassman and Flanigan): Cash Flow = Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – Capital Expenditures +/- Change in Working Capital (excluding cash and current maturities of long-term debt) + Non-Cash Impairments. For profit center participants (Downes and Crusa), the same formula is used, but EBITDA is adjusted for currency effects and change in working capital also excludes balance sheet items not directly related to ongoing activities.

The Committee chose ROCE as the primary incentive target to improve earnings and maximize returns on key assets while reducing inventory, increasing production and managing working capital. In addition, studies have shown a high correlation between return on capital metrics and TSR, a key feature of the Company’s strategic plan. The annual incentive is also based upon cash flow, which is critical to fund the Company’s dividend, capital expenditures and ongoing operations. Profit center participants are also subject to an adjustment ranging from a potential 5% increase for exceptional safety performance to a 20% deduction for their operations’ failure to achieve safety, audit and environmental standards.

Individual Performance Goals. In addition to the financial metrics described above, the annual incentive includes IPGs that are tailored to each executive’s responsibilities and aligned with the Company’s strategic goals.

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The executive officers proposed goals for their respective operations, which were reviewed by Mr. Haffner. The Committee then evaluated the proposals and worked with Mr. Haffner to develop his IPGs. The 2013 IPGs covered the following areas of responsibility:

Name	Individual Performance Goals
David S. Haffner	Margin enhancement, strategic planning for profitable growth, business unit portfolio management, succession planning
Karl G. Glassman	Margin enhancement, on-site reviews of operations and customer communication, remediation of internal audit findings, succession planning
Matthew C. Flanigan	Margin enhancement, working capital management, continuous improvement projects, information technology initiatives, enterprise risk management
Joseph D. Downes, Jr.	Increase free cash flow of targeted businesses, utilization and efficiency initiatives, working capital management
Jack D. Crusa	Growth of targeted businesses, purchasing function initiatives, divestiture of targeted business, internal audit compliance

The Committee evaluated the executives’ achievement of the 2013 IPGs at its February 2014 meeting, using the 1 to 5 performance scale detailed in the tables below.

Targets and Payout Schedules. Upon selecting the metrics and IPGs, the Committee established performance achievement targets and payout schedules. In setting the payout schedules, the Committee evaluated various payout scenarios before selecting one that strikes an appropriate balance between accountability to shareholders and motivation for participants. The payouts for each portion of the annual incentive are capped at 150%. The NEOs’ receipt of their annual incentive ultimately depends upon how well they perform against the targets.

2013 Corporate Payout Schedule
ROCE (1)		Cash Flow (1) (millions)			Individual Performance Goals (1-5 scale)
Achievement	Payout	Achievement		Payout	Achievement	Payout
<29%	0%	$	<262	0%	1 – Did not achieve goal	0%
29%	50%		262	50%	2 – Partially achieved goal	50%
31%	75%		277	75%	3 – Substantially achieved goal	75%
33%	100%		292	100%	4 – Fully achieved goal	100%
35%	125%		306.5	125%	5 – Significantly exceeded goal	up to 150%
37%	150%		321	150%

2013 Profit Center Payout Schedule
Free Cash Flow & ROCE (Relative to Target)		Individual Performance Goals (1-5 scale)
Achievement (2)	Payout	Achievement	Payout
<80%	0%	1 – Did not achieve goal	0%
80%	60%	2 – Partially achieved goal	50%
90%	80%	3 – Substantially achieved goal	75%
100%	100%	4 – Fully achieved goal	100%
110%	120%	5 – Significantly exceeded goal	up to 150%
120%	140%
125%	150%

(1)	The 2013 results for corporate participants (Mr. Haffner, Mr. Glassman and Mr. Flanigan) were 33.5% ROCE (resulting in a 106.3% payout) and $474 million of cash flow (resulting in a 150% payout).

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(2)	As a profit center participant, Mr. Downes’ target for a 100% payout on the free cash flow for his segment was $66.5 million ($82.7 million actual in 2013), and the target for a 100% payout on ROCE achievement was 34.5% (31.4% actual). Mr. Crusa’s free cash flow target was $46.3 million ($60.8 million actual), and his ROCE target was 32.9% (43.8% actual).

The following table provides the details of the 2013 annual incentive payouts for our NEOs:

Name	Target Incentive Amount					Weighted Payout Percentage					Annual Incentive Payout
David S. Haffner	$1,173,688				×	112.3%				=	$1,318,051
	Salary	×	Target	%		Metric	Payout %	×	Weight
	$1,055,000		111.25	%(1)		ROCE	106.3%		60%
						Cash Flow	150%		20%
						IPGs	92.5%		20%
Karl G. Glassman	$677,063				×	114.3%				=	$773,882
	Salary	×	Target	%		Metric	Payout %	×	Weight
	$785,000		86.25	%(1)		ROCE	106.3%		60%
						Cash Flow	150%		20%
						IPGs	102.5%		20%
Matthew C. Flanigan	$362,188				×	111.8%				=	$404,926
	Salary	×	Target	%		Metric	Payout %	×	Weight
	$475,000		76.25	%(1)		ROCE	106.3%		60%
						Cash Flow	150%		20%
						IPGs	90%		20%
Joseph D. Downes, Jr.	$169,000				×	90.0%				=	$152,100
	Salary	×	Target	%		Metric	Payout %	×	Weight
	$338,000		50%			ROCE	82%		60%
						FCF	149%		20%
						IPGs	58.8%		20%
						-1% Compliance Adjustment
Jack D. Crusa	$166,000				×	147.4%				=	$244,684
	Salary	×	Target	%		Metric	Payout %	×	Weight
	$332,000		50%			ROCE	150%		60%
						FCF	150%		20%
						IPGs	125%		20%
						3% Compliance Adjustment

(1)	Target percentages are prorated to reflect increases approved by the Compensation Committee in connection with the renewed employment agreements signed in February 2013. Mr. Haffner’s target percentage was increased from 100% to 115%, Mr. Glassman’s was increased from 75% to 90%, and Mr. Flanigan’s from 65% to 80%.

Equity Awards. In 2013, we granted performance stock units and Profitable Growth Incentive awards to our NEOs and other senior managers. The PSUs and PGI awards tie our executive officers’ pay to the Company’s performance and shareholder returns. The payouts from these equity grants reflect our philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. The application of Mr. Haffner’s PSU and PGI award percentages resulted in his target long-term incentive opportunity for 2013 being weighted 78% on PSUs and 22% on PGI; the average for the remaining NEOs was 71% PSUs and 29% PGI.

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Performance Stock Units. Leggett’s long-term strategic plan emphasizes the Company’s Total Shareholder Return (“TSR”) performance versus peer companies. The Committee grants PSUs to a small group of senior management, including the NEOs, to drive and reward those results. The PSU grants are set by multiplying the executive’s base salary by the PSU award percentage (see table on page 28). The PSU percentages are set by the Committee with the intent to place our long-term incentive compensation near the market median.

The PSUs have a three-year performance period, and the payout is based on Leggett’s three-year TSR relative to the TSR of all the companies in the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400 (about 320 companies). Although Leggett is a member of the S&P 500, our market capitalization is significantly below that group’s median, so the Committee included the S&P Midcap 400 in the group as well. In addition, nearly all of our business units fall into these industry sectors. At the end of the three-year performance period, a percentage of each officer’s PSU base award is payable depending on Leggett’s TSR rank within the group.

PSU Payout Schedule

(based on Peer Group TSR)

Performance Level	Percentile Rank	Payout %
Threshold	25th	25%
Target	50th	75%
Maximum	>75th	175%

The PSU awards granted in January 2011 vested on December 31, 2013. Leggett’s TSR for that three-year period was in the 45th percentile of the peer group, resulting in a payout of 64% of the base award. Our TSR ranks in the 32nd percentile for the 2012 PSU awards with one year remaining in the performance period, and our TSR for the 2013 PSU awards ranks in the 22nd percentile with two years remaining. The PSUs are paid out 35% in cash and 65% in Company stock, although the Company reserves the right to pay up to 100% in cash.

Profitable Growth Incentive. Leggett’s long-term strategic plan also focuses on the Company’s long-term revenue growth while improving profit margins. The Committee established the Profitable Growth Incentive (“PGI”) in 2013 as a performance-based equity program that provides additional incentive to our senior management, including the NEOs, to drive and reward those results. The PGI awards replaced the annual option grants which had been part of our NEOs’ compensation package for many years. Our plan for achieving the Company’s TSR goals stresses growing revenues while improving margins, and the PGI is a targeted pay-for-performance tool intended to drive those results.

PGI awards are set by multiplying the executive’s base salary by the PGI award percentage, similar to the PSU grants (see table on page 28). The PGI percentages are set by the Committee and were initially established by converting the grant date value of the executives’ 2012 option awards, such that their total long-term incentive compensation remained near the market median.

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The PGI awards are issued as stock units that vest over a 2-year performance period with payouts based on a matrix of revenue growth and EBITDA margin. The metrics for 100% payouts were set at levels above the Company’s recent trends to encourage and reward improved performance. For the 2013-2014 performance period, the payout schedule for our Corporate Participants (Mr. Haffner, Mr. Glassman and Mr. Flanigan) is:

Each of the Profit Center Participants has his own payout matrix based upon the strategic plans for the operations for which they are responsible. Mr. Downes’ payout matrix is structured in the same manner as shown above, but is based on an EBITDA margin range of 10.4% to 17.4% and a revenue growth range of 1.5% to 8.5%; Mr. Crusa’s payout matrix is based on an EBITDA margin range of 13.8% to 20.8% and a revenue growth range of 5.8% to 12.8%.

(1)	EBITDA Margin equals the cumulative Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) during the performance period divided by the total revenue during the performance period.

(2)	Revenue Growth is the compound annual growth rate of the Company’s (or applicable profit centers’) total incremental revenue during the performance period compared to the revenue of the immediately preceding year. The Revenue Growth rate is subject to adjustment by the difference (positive or negative) between the forecast GDP growth (set prior to the PGI awards) and the actual GDP growth (determined at the end of the performance period), but such adjustment will be made only if the difference is greater than ±1.0%. The forecast GDP growth for the 2013-2014 performance period is 2.8%, representing the weighted average GDP growth in the primary geographies where the Company does business, using data from the International Monetary Fund’s January 2013 World Economic Outlook Update.

Fifty percent of the vested PGI awards will be paid out in cash and the Company intends to pay out the remaining 50% in shares of the Company’s common stock, although the Company reserves the right to pay up to 100% in cash.

Restricted Stock Units. In connection with the employment agreements the Company entered into with Mr. Haffner, Mr. Glassman and Mr. Flanigan in 2013, each was awarded restricted stock units (“RSUs”) that vested 25% on the date of their agreements and 25% on each of the next three anniversaries. The Committee used these stand-alone awards to retain these key executives during a crucial period in the execution of our strategic plan. These are the only outstanding time-vested RSUs the Company has granted to the NEOs—all other restricted stock is performance based.

Other Compensation Programs. The NEOs have voluntarily deferred substantial portions of their cash compensation into Company equity through the Executive Stock Unit Program and the Deferred Compensation Program for many years, building an additional long-term stake in the Company. The Company also provides a 401(k) and non-qualified excess plan in which some of our executives choose to participate.

Executive Stock Unit Program. All our NEOs have significant holdings in the ESU Program, our primary executive retirement plan. These accounts are held until the executives terminate employment.

The ESU Program is a non-qualified retirement program that allows executives to make pre-tax deferrals of up to 10% of their compensation into diversified investments. We match 50% of the executive’s contribution in Company stock units and may match up to an additional 50% if the Company meets annual ROCE targets linked to the Incentive Plan. The Company

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makes an additional 17.6% contribution to the diversified investments acquired with executive contributions and to Leggett stock units acquired with Company matching funds. Matching contributions vest once employees have participated in the ESU Program for five years. Leggett stock units held in the ESU Program accrue dividends, which are used to acquire additional stock units at a 15% discount.

Deferred Compensation Program. The Deferred Compensation Program allows key managers to defer salary, incentive awards and other cash compensation in exchange for any combination of the following:

•	Stock units with dividend equivalents, acquired at a 20% discount to the fair market value of our common stock on the dates the compensation or dividends otherwise would have been paid.

•	At-market stock options with the underlying shares of common stock having an initial market value five times the amount of compensation forgone, with an exercise price equal to the closing market price of our common stock on the last business day of the prior year.

•	Cash deferrals with an interest rate intended to be slightly higher than otherwise available for comparable investments.

Participants who elect a cash or stock unit deferral may elect to receive distributions in a lump sum or in annual installments. Distribution payouts must begin no more than 10 years from the effective date of the deferral and all amounts subject to the deferral must be distributed within 10 years of the first distribution payout. Participants who elect at-market stock options, which have a 10 year term, may exercise them approximately 15 months after the start of the year in which the deferral was made.

Retirement K and Excess Plan. The Company’s defined benefit Retirement Plan was frozen in 2006 (see description on page 46). Employees who had previously participated in the Retirement Plan were offered a replacement benefit: a tax-qualified defined contribution Section 401(k) Plan (the “Retirement K”). The Retirement K includes an age-weighted Company matching contribution designed to replicate the benefits lost by the Retirement Plan freeze.

Many of our officers cannot fully participate in the Retirement K due to limitations imposed by the Internal Revenue Code or the Employee Retirement Income Security Act, or as a result of their participation in the Deferred Compensation Program. Consequently, we maintain a non-qualified Retirement K Excess Plan which permits affected executives to receive the full matching benefit they would otherwise have been entitled to under the Retirement K. Amounts earned in the Retirement K Excess Plan are paid out in cash no later than March 15 of the following year and are eligible for the Deferred Compensation Program.

Perquisites and Personal Benefits. The Committee believes perquisites should not be a significant part of our executive compensation program. In 2013, perquisites were less than 1% of each NEO’s total compensation. Accordingly, we believe these benefits are appropriate when viewed in the overall context of our executive compensation program.

How Compensation Decisions Are Made

The Committee uses its informed judgment to determine the type and appropriate mix of compensation elements; to select performance measures, target levels and payout schedules for incentive compensation; and to determine the level of salary and incentive awards for each executive officer. The Committee may delegate its duties and responsibilities to one or more Committee members or Company officers, as it deems appropriate, but may not delegate authority to non-members for any action involving executive officers. The Committee reports its actions to the Board at each Board meeting; the full Board must review and approve certain actions, including employment and severance benefit agreements and amendments to stock plans.

The Committee has the authority to engage its own external compensation consultant as needed and engaged Meridian Compensation Partners, LLC as its independent consultant beginning in 2012. The Company conducted a conflict of interest assessment prior to the Committee engaging Meridian (and on an annual basis thereafter), which verified Meridian’s independence and that no conflicts of interest existed. Meridian does not provide any other services to the Company and works with the Company’s management only on matters for which the Compensation Committee is responsible.

The Committee engaged Meridian to perform a competitive review of the Company’s executive pay programs in comparison to market levels. Meridian also advised on selecting a peer group of companies for executive compensation benchmarking, provided comparative data for the annual executive compensation review described below, and assisted with other compensation matters as requested. Representatives from Meridian also attend Committee meetings on request.

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John Moore, Senior VP—Chief Legal & HR Officer, also provides compensation data, research and analysis that the Committee may request. In addition to Mr. Moore, the Committee invites Mr. Haffner, our Board Chair and CEO, to attend Committee meetings; however, the Committee meets in executive session without management present to discuss Mr. Haffner’s performance and set his compensation.

Mr. Haffner recommends to the Committee compensation levels for the other executive officers, including salary increases, annual incentive targets and equity award values, based on his assessment of each executive’s performance and level of responsibility. The Committee evaluates Mr. Haffner’s recommendations and accepts or makes adjustments as it deems appropriate.

The Annual Review and Use of Compensation Data

The Committee performs the executive compensation annual review in March of each year. During the annual review, the Committee evaluates the four primary elements of the annual compensation package for executive officers: base salary, annual incentive, PSUs and other equity and incentive awards. Based on this review, the Committee approves any base salary increases and sets the annual incentive target percentage for each executive officer. As discussed above, increases to base salary affect all four elements of the compensation package, because the variable compensation elements (annual incentive, PSUs and PGI) are each set as a percentage of base salary. The Committee also reviews the equity award percentages at its November meeting, then the Committee approves the PSU awards on the first business day of the year and the PGI awards at its February meeting.

Prior to the annual review, the Committee reviews the total compensation package for the preceding year as described in the proxy statement. This review includes secondary compensation elements, such as voluntary equity plans and retirement plans, as well as potential payments upon termination or change in control. Decisions about secondary and post-termination compensation elements are made at various times throughout the year as the plans or agreements giving rise to the compensation are reviewed.

In connection with the 2013 annual review, the Committee evaluated the following data presented by Mr. Moore and Meridian to consider each executive’s compensation package in the context of past decisions, internal pay relationships and the external market:

•	Compensation data from the executive compensation peer group proxy filings and two general industry surveys published by national consulting firms (described more fully below).

•	Current annual compensation for each executive officer.

•	The potential value of each executive officer’s compensation package under three Company performance scenarios (threshold, target and outstanding performance).

•	The cash-to-equity ratio and fixed-to-variable pay ratio of each executive officer’s compensation package.

•	Compliance with our stock ownership requirements.

•	A summary of each executive’s accumulated wealth from outstanding equity awards, including a sensitivity analysis of the impact of changes in our stock price.

Among the factors the Committee considers when making compensation decisions is the compensation of our NEOs relative to the compensation paid to similarly-situated executives in our markets. We believe, however, that a benchmark should be just that—a point of reference for measurement, not the determinative factor for our executives’ compensation. Because the comparative compensation information is just one of several analytic tools that are used in setting executive compensation, the Committee has discretion in determining the nature and extent of its use.

Benchmarking Against Peer Companies. For 2013, the Committee used a peer group to supplement the compensation survey data described below. The Committee developed the peer group to provide additional insight into company-specific pay levels and practices. The Committee continues to evaluate market data provided by compensation surveys, and views the use of a peer group as an additional reference point when reviewing the competitiveness of NEO pay levels.

In developing the peer group, the Committee directed Meridian to focus on companies in comparable industries with a similar size and scope of business operations as Leggett. Additionally, the Committee considered companies that would be likely sources for executive talent and business customers. The Committee approved a final group comprised of 19 U.S.-based diversified manufacturing companies that generally ranged between 50% and 200% Leggett’s revenue and market value. At the time of approval, Leggett was at the 56th percentile of the peer group revenue size and 68th percentile of peer group market value.

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In 2013, the Committee reviewed the peer group used in 2012 and approved those same companies for use in 2013:

American Axle & Manufacturing Holdings	Mohawk Industries, Inc.
Armstrong World Industries	Mueller Industries
BorgWarner, Inc.	Owens Corning
Carlisle Companies, Inc.	Pall Corp.
Cooper Tire & Rubber Co.	Pentair, Inc.
Donaldson Companies, Inc.	Tempur-Pedic International, Inc.
Gardner Denver, Inc.	Tenneco, Inc.
Harman International Industries	Terex Corp.
Kennametal, Inc.	Timken Co.
Lennox International, Inc.

The Committee plans to review the composition of the peer group annually to ensure these companies remain relevant for comparative purposes.

Compensation Survey Data. We also used broad-based compensation surveys to develop a balanced picture of the compensation market. These surveys were published by Towers Watson (“U.S. Compensation Data Bank—General Industry”) and Aon Hewitt (“TCM Total Compensation by Industry—Executive, United States”) (collectively, the “2013 Survey Data”).

We sought the largest sample size possible from each survey, given that the validity of data increases with sample size. The Committee uses data from a broad base of companies that most closely match the NEOs’ job descriptions. The industry groups and sample sizes of the surveys with respect to the NEO positions were as follows:

	Towers Watson	Aon Hewitt
Survey Group	All industries, $3-6 billion in revenue	Manufacturing only, $3.3 billion median revenue

	Companies in Survey Group by Position
CEO	102		39
COO	30		14
CFO	107		40
SVP, Segment Head	135	*	61	*

*	Business units within $400−800 million median revenue	*	Business units with $1,650 million median revenue

The Committee used the peer group and compensation surveys to get a general sense of the competitive market. These sources generally showed our executive officers’ compensation was in line with the Committee’s philosophy of paying somewhat below market median for base salaries with the potential to move above the median with outstanding results under variable compensation programs (annual incentive, PSUs and PGI).

Additional Considerations. Although the Committee views benchmarking data as a useful guide, it gives significant weight to (i) the mix of fixed to variable pay, (ii) the ratio of cash to equity compensation, (iii) internal pay equity, and (iv) individual responsibilities and merit when establishing base salaries, annual incentive percentages, and equity award percentages. While the Committee monitors these pay relationships, it does not target any specific pay ratios.

The Committee also considers the Company’s merit increase budget for all salaried U.S. employees in determining salary increases for executive officers. The 2013 merit increase budget of 2.75% was based on the Consumer Price Index, other national economic data and our own business climate.

In connection with the 2013 annual review, the Committee took the following actions:

•	Raised NEO base salaries by a range of 3 to 8%, including Mr. Haffner’s 6% increase to $1,055,000 in connection with the announcement that he would succeed Mr. Fisher as Board Chair at the 2013 Annual Meeting and following his entering into the four-year employment agreement.

•	Increased Mr. Haffner’s annual incentive target from 100% to 115% of his base salary, Mr. Glassman’s from 75% to 90%, and Mr. Flanigan’s from 65% to 80% in connection with their new employment agreements.

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•	Established the award formula for the annual incentive plan’s corporate and profit center participants, upon determining that the payout range (threshold, target and maximum) was consistent with the Company’s full-year sales and earnings projections. Company-wide targets for our corporate participants were increased from a $252 million targeted cash flow under the 2012 plan to $292 million in 2013, and from a 29% return on capital employed target for 2012 to 33% in 2013.
•	Approved the executive officers’ 2013 Individual Performance Goals, stressing specific and measurable targets that are expected to lead to improvements with long-term returns.

Equity Grant Practices

The Committee discussed potential equity awards at length at its November 2012 meeting, and then approved the final 2013 PSU grants during a telephone meeting on the first business day of the year. The PGI awards were approved at the Committee’s February meeting. The Committee does not approve equity awards when aware of material inside information.

Performance of Past Equity Awards. The Committee monitors the value of past equity awards to gain an overall assessment of how current compensation decisions fit with past practices and to determine the executive’s accumulated variable compensation. However, the Committee does not increase current-year equity awards, or any other aspect of the NEOs’ compensation, to adjust for the below-expected performance of past equity awards.

Clawback Provisions. All equity awards are subject to a clawback provision included in our Flexible Stock Plan which allows the Committee to recover any benefits received on the vesting, exercise, or payment of any award if the employee violates any confidentiality, non-solicitation or non-compete obligations or engages in activity adverse to the interests of the Company, including fraud or conduct contributing to any financial restatement.

Executive Stock Ownership Guidelines. The Committee believes executive officers should have a meaningful ownership stake in the Company to align their interests with those of our shareholders. We expect executive officers to attain the following levels of stock ownership within five years of appointment and to maintain those levels throughout their employment.

Board Chair and CEO	5X base salary
COO, CFO	3X base salary
All other Executive Officers	2X base salary

Shares of the Company’s stock owned outright, stock units, and the net shares acquirable upon the exercise of deferred compensation stock options count toward satisfying the ownership totals; however pledged shares do not count toward the mandated ownership levels. A decline in the stock price can cause an executive officer who previously met the threshold to fall below it temporarily. An executive officer who has not met the ownership requirement, or falls below it due to a stock price decline, must hold any net shares acquired upon the exercise of stock options or vesting of stock units until he meets the ownership threshold. As of December 31, 2013, all of our NEOs were in compliance with their stock ownership requirements with holdings well in excess of these threshold levels.

Employment and Change in Control Agreements

On the Committee’s recommendation, the Board entered into renewed employment agreements with  Mr. Haffner, Mr. Glassman and  Mr. Flanigan in March 2013, with the aim of keeping these members of our senior executive team in place through the annual shareholder meeting in 2017. In connection with the renewed agreements,  Mr. Glassman was appointed President and Chief Operating Officer and  Mr. Flanigan was appointed Executive Vice President and Chief Financial Officer. The executives’ base salaries remained at their current levels under the new employment agreements (although they were increased later in 2013 in connection with the Committee’s annual review, as described above), while their annual incentive percentages were increased from 100% to 115% for  Mr. Haffner, from 75% to 90% for  Mr. Glassman, and from 65% to 80% for  Mr. Flanigan. The executives also received grants of restricted stock units (50,000 to  Mr. Haffner, 45,000 to Mr. Glassman, and 40,000 to  Mr. Flanigan), 25% of which vested upon signing and the remainder in 25% increments on the first, second and third anniversaries of the grant date. The termination provisions of these employment agreements are described on page 48.

The Company also entered into amended severance benefit agreements with  Mr. Haffner and  Mr. Glassman in March 2013 and entered into a new severance benefit agreement with  Mr. Flanigan. These agreements eliminated the excise tax gross-ups included in the previous agreements. They are designed to protect both the executive officers’ and the Company’s interests in the event of a change in control of the Company. The material terms and conditions of these agreements and the

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Company’s potential financial obligations arising from these agreements are described on page 48. The Company does not offer severance benefits to any other NEOs.

The benefits provided under the severance benefit agreements do not impact the Committee’s decisions regarding other elements of the executive officers’ compensation. Because these agreements provide contingent compensation, not regular compensation, they are evaluated separately in view of their intended purpose.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation over $1 million paid to certain executive officers. Our policy is to take reasonable and practical steps to minimize compensation that exceeds the $1 million cap, but in some circumstances the Committee may determine the best form of compensation for the intended purpose may be one that is not tax-deductible under Section 162(m), such as the inclusion of IPGs in the annual incentive program.

In 2013, the Company paid some compensation to  Mr. Haffner that was not deductible for federal income tax purposes and exceeded the $1 million threshold. The non-deductible compensation resulted from base salary, payouts of previously deferred compensation, the vesting of service-based RSUs, and the IPG portion of the annual incentive.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management and, based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

R. Ted Enloe, III (Chair)

Robert E. Brunner

Richard T. Fisher

Joseph W. McClanathan

Judy C. Odom

Phoebe A. Wood

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Summary Compensation Table

The following table reports the total 2013 compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers as of December 31, 2013. Collectively, we refer to these five executives as the “Named Executive Officers” or “NEOs.”

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value; Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (1)(5)	Total
David S. Haffner,	2013	$1,041,154	$5,092,172	$0	$1,318,051	$31,195	$558,735	$8,041,307
Board Chair and	2012	986,923	2,869,074	588,430	1,385,339	89,117	454,244	6,373,127
Chief Executive Officer	2011	951,346	3,156,557	667,366	742,176	75,816	389,495	5,982,756
Karl G. Glassman,	2013	775,769	3,475,724	0	773,882	27,238	318,623	5,371,236
President and	2012	739,231	1,564,787	441,294	807,394	69,012	268,332	3,890,050
Chief Operating Officer	2011	713,538	1,377,857	500,678	464,400	61,565	238,620	3,356,658
Matthew C. Flanigan,	2013	467,154	2,295,872	0	404,926	11,993	274,038	3,453,983
Executive VP and	2012	436,154	798,749	214,554	415,069	31,644	260,837	2,157,007
Chief Financial Officer	2011	416,539	755,948	244,122	262,899	29,336	207,340	1,916,184
Joseph D. Downes, Jr.,	2013	335,923	716,149	0	152,100	7,224	158,236	1,369,632
Senior VP, President—	2012	326,923	521,596	163,459	171,245	11,221	69,684	1,264,128
Industrial Materials Segment	2011	318,177	582,524	188,108	156,960	8,501	66,212	1,320,482
Jack D. Crusa,(6) Senior VP, President— Specialized Products Segment	2013	329,692	635,662	0	244,684	11,927	122,316	1,344,281

(1)	Amounts reported in these columns include cash compensation (base salary, non-equity incentive plan compensation, and certain other cash items) that was deferred into the ESU Program (to acquire diversified investments) and/or the Deferred Compensation Program (to acquire, at the NEO’s election, an interest-bearing cash deferral or Leggett stock units), as follows:

				Deferred Compensation Program
Name	Year	Total Cash Compensation Deferred	ESU ($)	Cash Deferral ($)	Stock Units (#)
David S. Haffner	2013	$1,308,888	$233,145	500,000	23,275
	2012	562,873	234,450		12,874
	2011	466,636	166,636		16,726
Karl G. Glassman	2013	352,200	152,200		8,130
	2012	251,907	151,907		5,569
	2011	215,111	115,111		5,521
Matthew C. Flanigan	2013	587,818	84,448		19,804
	2012	588,530	82,381		21,635
	2011	420,493	65,240		19,752
Joseph D. Downes, Jr.	2013	498,432	15,203	120,000	14,508
	2012	147,090	47,090	100,000
	2011	144,815	44,815	100,000
Jack D. Crusa	2013	158,875	54,685		4,214

See the Grants of Plan-Based Awards Table on page 42 for further information on Leggett equity awards received in lieu of cash compensation in 2013.

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(2)	Amounts reported in this column reflect the grant date fair value of the PSU awards, Profitable Growth Incentive awards (which replaced option grants in 2013) and Restricted Stock Unit awards, as detailed in the table below. The Restricted Stock Unit awards were made in connection with the four-year employment agreements signed by Mr. Haffner, Mr. Glassman and Mr. Flanigan in March 2013 and are not recurring, annual grants. For a description of the assumptions used in calculating the grant date fair value, see Note L of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The potential maximum fair value of the PSU awards and the PGI awards on the grant date are also included in the table below.

Name	Year	PSU Awards: Grant Date Fair Value	PSU Awards: Potential Maximum Value at Grant Date	PGI Awards: Grant Date Fair Value	PGI Awards: Potential Maximum Value at Grant Date	RSU Awards: Grant Date Fair Value
David S. Haffner	2013	$2,782,770	$4,869,848	$780,402	$1,951,004	$1,529,000
	2012	2,869,074	5,020,880
	2011	3,156,557	5,523,975
Karl G. Glassman	2013	1,515,240	2,651,670	584,384	1,460,960	1,376,100
	2012	1,564,787	2,738,378
	2011	1,377,857	2,411,250
Matthew C. Flanigan	2013	785,220	1,374,135	287,452	718,630	1,223,200
	2012	798,749	1,397,811
	2011	755,948	1,322,908
Joseph D. Downes, Jr.	2013	501,630	877,853	214,519	536,297
	2012	521,596	912,793
	2011	582,524	1,019,417
Jack D. Crusa	2013	425,730	745,028	209,932	524,829

(3)	Option awards were discontinued in 2013 and were replaced by Profitable Growth Incentive awards to our NEOs and senior managers. Amounts reported in this column for 2011 and 2012 represent the grant date fair value of the stock options calculated using the Black-Scholes option valuation model. For a description of the assumptions used in calculating the grant date fair value of these options, see Note L of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(4)	Amounts reported in this column for 2013 are set forth below.

Name	Change in Pension Value (a)	ESU Program (b)	Deferred Stock Units (c)	Total (d)
David S. Haffner	$(12,926)	$19,625	$11,570	$31,195
Karl G. Glassman	(21,812)	16,518	10,720	27,238
Matthew C. Flanigan	(10,294)	6,714	5,279	11,993
Joseph D. Downes, Jr.	—	6,364	860	7,224
Jack D. Crusa	(8,393)	6,087	5,840	11,927

(a)	Change in the present value of the NEO’s accumulated benefits under the defined benefit Retirement Plan, as described on page 46. The present value of the Retirement Plan benefits decreased in 2013 due to the increase in the Plan’s discount rate from 3.75% to 4.5%.

(b)	15% discount on dividend equivalents for stock units held in the ESU Program, as described on page 33.

(c)	20% discount on dividend equivalents for stock units held in the Deferred Compensation Program, as described on page 34.

(d)	This total excludes negative amounts from Change in Pension Value.

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(5)	Amounts reported in this column for 2013 are set forth below:

Name	ESU Program (a)	Deferred Stock Units (b)	Retirement K Matching Contributions (c)	Retirement K Excess Payments (c)	Life and Disability Insurance Benefits	Perks (d)	Total
David S. Haffner	$319,153	$143,936	$9,180	$75,743	$10,723	—	$558,735
Karl G. Glassman	207,738	50,000	9,180	48,067	3,638	—	318,623
Matthew C. Flanigan	114,766	125,842	9,180	22,212	2,038	—	274,038
Joseph D. Downes, Jr.	57,952	90,807	—	—	9,477	—	158,236
Jack D. Crusa	72,479	26,047	9,180	11,498	3,112	—	122,316

(a)	This amount represents the Company’s matching contributions under the ESU Program, the additional 17.6% contribution for diversified investments acquired with employee contributions, and the 15% discount on Leggett stock units acquired with Company matching contributions.

(b)	This amount represents the 20% discount on stock units acquired with employee contributions to the Deferred Compensation Program.

(c)	The Retirement K and Retirement K Excess Plan are described on page 34.

(d)	None of the NEOs received perquisites or other personal benefits with an aggregate value of $10,000 or more in 2013. Perquisites for our executive officers in 2013 included: use of a Company car, executive physicals, and spousal travel for business purposes. For disclosure purposes, perquisites are valued at our aggregate incremental cost.

(6)	Mr. Crusa became an NEO of the Company for the first time in 2013.

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Grants of Plan-Based Awards in 2013

The following table sets forth, for the year ended December 31, 2013, information concerning each grant of an award made to the NEOs in 2013 under the Company’s Flexible Stock Plan and the Key Officers Incentive Plan.

		Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Type (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(4)(5)	Awards ($)
David S.	3/27/13	AI	$586,844	$1,173,688	$1,760,531
Haffner	1/02/13	PSU				25,206	75,619	176,444		2,782,770
	2/28/13	PGI				6,380	25,520	63,800		780,402
	3/1/13	RSU							50,000	1,529,000
	—	DSU							23,275	719,679
Karl G.	3/27/13	AI	338,531	677,063	1,015,594
Glassman	1/02/13	PSU				13,725	41,175	96,075		1,515,240
	2/28/13	PGI				4,778	19,110	47,775		584,384
	3/1/13	RSU							45,000	1,376,100
	—	DSU							8,130	250,000
Matthew C.	3/27/13	AI	181,094	362,188	543,281
Flanigan	1/02/13	PSU				7,113	21,338	49,788		785,220
	2/28/13	PGI				2,350	9,400	23,500		287,452
	3/1/13	RSU							40,000	1,223,200
	—	DSU							19,804	629,212
Joseph D.	3/27/13	AI	101,400	169,000	253,500
Downes, Jr.	1/02/13	PSU				4,544	13,631	31,806		501,630
	2/28/13	PGI				1,754	7,015	17,538		214,519
	—	DSU							14,508	454,036
Jack D. Crusa	3/27/13	AI	99,600	166,000	249,000
	1/02/13	PSU				3,856	11,569	26,994		425,730
	2/28/13	PGI				1,716	6,865	17,163		209,932
	—	DSU							4,214	130,237

(1)	Award Type:

AI—Annual Incentive
PSU—Performance Stock Units
PGI—Profitable Growth Incentive
RSU—Restricted Stock Units
DSU—Deferred Stock Units

(2)	The performance metrics, payout schedules and other details of the NEOs’ annual incentive are described on page 28.

(3)	PSU awards vest at the end of a three-year performance period based on our TSR as measured relative to a peer group. The PSU awards are described on page 32. PGI awards vest at the end of a two-year performance period based on a combination of revenue growth and EBITDA margin. The PGI awards are described on page 32.

(4)	DSU amounts (from the Deferred Compensation Program described on page 34) reported in this column represent stock units acquired in lieu of cash compensation. Stock units are purchased on a bi-weekly basis or as compensation otherwise is earned, so there is no grant date for these awards. DSUs are acquired at a 20% discount to the market price of our common stock on the acquisition date. We recognize a compensation expense for this discount, which is reported in the All Other Compensation column of the Summary Compensation Table.

(5)	The RSU awards were granted in connection with the four-year employment agreements entered into with Mr. Haffner, Mr. Glassman and Mr. Flanigan. Twenty-five percent of the RSUs vested upon grant, and the remainder vest in 25% increments on the first, second and third anniversaries of the grant date.

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Outstanding Equity Awards at 2013 Fiscal Year-End

The following table reports the outstanding stock options, performance stock units, and restricted stock units held by each NEO as of December 31, 2013. The outstanding awards are separated into two categories:

•	General Awards: the PSU and PGI awards that comprise the annual equity component of the compensation package, the one-time restricted stock units awarded in connection with Mr. Haffner’s, Mr. Glassman’s and Mr. Flanigan’s 2013 employment agreements, and stock options which were granted annually through 2012.

•	Deferred Compensation Options: options that were granted in lieu of cash compensation under our Deferred Compensation Program, as described on page 34.

Option Awards						Stock Awards
		Securities Underlying Unexercised Options				Unvested Stock Units		Equity Incentive Plan Awards— Unearned Shares, Units or Other Unvested Rights
Name	Grant Date (1)	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date	Number of Units (#)(2)	Market Value ($) (3)	Performance Period (4)	Number of Units (#) (5)	Market or Payout Value ($) (3)
David S. Haffner
General Awards								PSU Awards
2/9/2005		70,000		28.02	2/8/2015	37,500	1,160,250	2012-2014	90,450	2,798,523
1/3/2006		93,400		22.96	1/4/2016			2013-2015	25,206	779,874
5/10/2006		87,177		26.67	5/9/2016
1/3/2007		98,475		23.61	1/4/2017			PGI Awards
1/2/2008		143,275		16.96	1/2/2018			2013-2014	25,520	789,589
1/2/2009		172,200		15.68	1/2/2019
1/4/2010		140,400		20.51	1/3/2020
1/3/2011		90,350	45,175	23.14	1/2/2021
1/3/2012		43,858	87,717	23.14	12/31/2021
Subtotal		939,135	132,892			37,500	1,160,250		141,176	4,367,986
Deferred Compensation Options
12/21/2004		224,100		27.09	12/20/2014
12/30/2005		266,290		22.96	12/29/2015
Subtotal		490,390
Total		1,429,525	132,892			37,500	1,160,250		141,176	4,367,986
Karl G. Glassman
General Awards								PSU Awards
2/9/2005		52,500		28.02	2/8/2015	33,750	1,044,225	2012-2014	49,331	1,526,301
1/3/2006		74,725		22.96	1/4/2016			2013-2015	13,725	424,652
1/3/2007		78,775		23.61	1/4/2017
1/2/2008		114,625		16.96	1/2/2018			PGI Awards
1/2/2009		129,150		15.68	1/2/2019			2013-2014	19,110	591,263
1/4/2010		105,300		20.51	1/3/2020
1/3/2011		67,783	33,892	23.14	1/2/2021
1/3/2012		32,891	65,784	23.14	12/31/2021
Subtotal		655,749	99,676			33,750	1,044,225		82,166	2,542,216
Deferred Compensation Options
12/30/2005		81,664		22.96	12/29/2015
12/31/2007		92,913		17.44	12/30/2017
Subtotal		174,577
Total		830,326	99,676			33,750	1,044,225		82,166	2,542,216

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Option Awards						Stock Awards
		Securities Underlying Unexercised Options				Unvested Stock Units		Equity Incentive Plan Awards— Unearned Shares, Units or Other Unvested Rights
Name	Grant Date (1)	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date	Number of Units (#)(2)	Market Value ($) (3)	Performance Period (4)	Number of Units (#) (5)	Market or Payout Value ($) (3)
Matthew C. Flanigan								PSU Awards
General Awards
2/9/2005		21,900		28.02	2/8/2015	30,000	928,200	2012-2014	25,181	779,100
1/3/2006		29,900		22.96	1/4/2016			2013-2015	7,113	220,076
1/3/2007		31,775		23.61	1/4/2017
1/4/2010		51,350		20.51	1/3/2020			PGI Awards
1/3/2011		33,050	16,525	23.14	1/2/2021			2013-2014	9,400	290,836
1/3/2012		15,991	31,984	23.14	12/31/2021
Subtotal		183,966	48,509			30,000	928,200		41,694	1,290,012
Deferred Compensation Options
12/21/2004		31,721		27.09	12/20/2014
12/30/2005		18,134		22.96	12/29/2015
Subtotal		49,855
Total		233,821	48,509			30,000	928,200		41,694	1,290,012
Joseph D. Downes, Jr.
General Awards								PSU Awards
2/9/2005		20,200		28.02	2/8/2015			2012-2014	16,444	508,777
1/3/2007		26,475		23.61	1/4/2017			2013-2015	4,544	140,591
1/4/2010		12,642		20.51	1/3/2020
1/3/2011		25,466	12,734	23.14	1/2/2021			PGI Awards
1/3/2012		12,183	24,367	23.14	12/31/2021			2013-2014	1,754	54,269
Subtotal		96,966	37,101						22,742	703,637
Deferred Compensation Options
12/21/2004		6,460		27.09	12/20/2014
Subtotal		6,460
Total		103,426	37,101						22,742	703,637
Jack D. Crusa
General Awards								PSU Awards
1/3/2006		28,250		22.96	1/4/2016			2012-2014	13,800	426,972
1/3/2007		29,125		23.61	1/4/2017			2013-2015	3,856	119,305
1/2/2009		46,525		15.68	1/2/2019
1/4/2010		37,925		20.51	1/3/2020			PGI Awards
1/3/2011		24,416	12,209	23.14	1/2/2021			2013-2014	17,163	531,023
1/3/2012		11,800	23,600	23.14	12/31/2021
Subtotal		178,041	35,809						34,819	1,077,300
Deferred Compensation Options
12/30/2005		29,793		22.96	12/29/2015
12/29/2006		11,869		23.90	12/28/2016
12/31/2008		14,253		15.19	12/30/2018
Subtotal		55,915
Total		233,956	35,809						34,819	1,077,300

(1)	General Awards—the annual option grants made prior to 2013 were issued subject to our standard vesting terms, became exercisable in one-third increments at 18 months, 30 months and 42 months following the grant date, and have a 10-year term.

Deferred Compensation Options—options became exercisable on March 15, approximately 15 months following the grant date, and have a 10-year term.

(2)	Unvested portion of the RSUs granted in 2013 in connection with the employment agreements described on page 48.

(3)	Values shown in these columns were calculated by multiplying the number of units shown in the prior column by the per share value of $30.94, the closing market price of our common stock on December 31, 2013.

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(4)	PSU awards are granted on the first business day of the year and have a three-year performance period (awards with a 2013-2015 performance period were granted on January 2, 2013 and vest on December 31, 2015). PGI awards are granted in connection with our Compensation Committee’s regularly-scheduled February meeting and have a two-year performance period (awards with a 2013-2014 performance period were granted on February 28, 2013 and vest on December 31, 2014).

(5)	For the 2012-2014 PSU awards, these amounts reflect the target level of shares (75% of the base award) because Leggett’s TSR ranking as of December 31, 2013 was below the target level (performance in the 32nd percentile of the peer group versus the 50th percentile target). The 2013-2015 PSU awards are shown at the threshold payout level (25% of the base award) because our TSR ranking was in the 22nd percentile versus a 25th percentile threshold. Actual payouts will be based on our relative TSR on the vesting date, based on our performance for the three-year period. The PSUs are described at page 32.

For the 2013-2014 PGI awards, these amounts reflect the target level of shares (100% of the base award) for Mr. Haffner,  Mr. Glassman and  Mr. Flanigan because the combined revenue growth and EBITDA margin over the performance period was projected, as of December 31, 2013, to result in a payout below the target. For  Mr. Downes, these amounts reflect the threshold level of shares (25% of the base award), as the combined revenue growth and EBITDA margin of the profit centers for which he is responsible are projected to result in a payout below the threshold. For  Mr. Crusa these amounts reflect the maximum level of shares (250% of the base award), as the combined revenue growth and EBITDA margin of his profit centers are projected to result in a payout above the target. The PGI awards are described at page 32.

Option Exercises and Stock Vested in 2013

The following table reports the number of stock options exercised and stock awards vested in 2013, and the value realized by the NEOs upon exercise or vesting of such awards. The stock award amounts represent the vesting of 25% of the RSUs granted in connection with the executives’ 2013 employment agreements, and the payout of the 2011 PSUs at the end of the performance period on December 31, 2013 described on page 32.

	Options Awards		Stock Awards (1)
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
David S. Haffner			92,252	$2,849,791
Karl G. Glassman	66,663	$473,307	46,062	1,421,122
Matthew C. Flanigan	68,500	613,760	29,100	896,739
Joseph D. Downes, Jr.	68,833	570,001	14,718	455,370
Jack D. Crusa	51,790	166,223	11,283	349,101

(1)	Amounts reported in these columns consist of vested RSU and PSU awards, allocated as follows:

	RSU		PSU
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David S. Haffner	12,500	$382,250	79,752	$2,467,541
Karl G. Glassman	11,250	344,025	34,812	1,077,097
Matthew C. Flanigan	10,000	305,800	19,100	590,939
Joseph D. Downes, Jr.			14,718	455,370
Jack D. Crusa			11,283	349,101

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(2)	Amounts in this column are calculated based upon the closing price of the Company’s stock on the vesting date; however, as 100% of the RSUs are distributed to the NEOs as shares of Company stock upon vesting and 65% of the PSUs are distributed as Leggett stock (35% of the PSUs’ value is distributed in cash), the NEOs may continue to hold the shares or sell them in accordance with our insider trading procedures.

Pension Benefits in 2013

We had a voluntary, tax-qualified, defined benefit pension plan (the “Retirement Plan”), which was frozen December 31, 2006. Benefits accrued under the Retirement Plan were fixed as of that date, and the Retirement Plan was closed to new participants. In 2007, employees who had previously participated in the Retirement Plan were offered a replacement benefit package consisting of the Retirement K and the Retirement K Excess Program discussed at page 34. Although participants no longer accrue additional benefits under the Retirement Plan, the present value of the benefits may increase or decrease each year based on the assumptions used to calculate the benefit for financial reporting purposes.

The Retirement Plan required a contribution from participating employees of 2% of base salary. Normal monthly retirement benefits are the sum of 1% of the employee’s average monthly salary for each year of participation in the Retirement Plan. Benefits are calculated based on actual years of participation in the Retirement Plan, and benefits become payable when a participant reaches age 65 (normal retirement age).  Mr. Haffner,  Mr. Glassman and  Mr. Crusa are eligible for early retirement benefits under the Retirement Plan (minimum age 55 and at least 15 years of service), under which they would receive a monthly benefit reduced by 1/180th for the first 60 months and a monthly benefit reduced by 1/360th for any additional months before reaching normal retirement age.

The following table lists the present value of accumulated benefits payable to the NEOs under the Retirement Plan:

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David S. Haffner	30	$239,879	$0
Karl G. Glassman	32	216,192	0
Matthew C. Flanigan	17	81,159	0
Joseph D. Downes, Jr.	—	—	—
Jack D. Crusa	28	121,654	0

To calculate the present value of the accumulated Retirement Plan benefit, we took the annual accrued benefit through December 31, 2013 that would be payable at normal retirement age, assuming no future contributions. We converted that amount to a lump sum using an annuity factor from the RP2000 mortality table, and discounted that amount back to December 31, 2013 using a 4.5% discount rate. The discount rate, measurement date and mortality assumptions are the same as those used for financial reporting purposes.

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Non-Qualified Deferred Compensation in 2013

The following table provides the aggregate 2013 contributions, earnings, withdrawals, and ending balances for each NEO’s deferred compensation accounts. The year-end balances are based on a $30.94 closing market price of our common stock on December 31, 2013.

Name	Deferral Type or Program (1)	Executive Contributions in 2013 (2)	Company Contributions in 2013 (2)	Aggregate Earnings in 2013 (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2013 (4)
David S. Haffner	ESU	$233,145	$319,153	$523,655		$4,778,602
	DCC	500,000				500,000
	DSU	575,743	143,936	343,263	$2,169,635	2,108,561
	EDSP			389,051		2,690,883
Total		1,308,888	463,089	1,264,969	2,169,635	10,078,046
Karl G. Glassman	ESU	152,200	207,738	462,632		3,877,675
	DSU	200,000	50,000	220,545		1,683,414
	EDSP			103,777		441,019
Total		352,200	257,738	786,954		6,002,108
Matthew C. Flanigan	ESU	84,448	114,766	189,988		1,669,946
	DSU	503,370	125,842	126,637	610,812	1,310,216
Total		587,818	240,608	316,625	610,812	2,980,162
Joseph D. Downes, Jr.	ESU	15,203	57,952	172,135		1,429,476
	DCC	120,000		8,689	104,006	304,707
	DSU	363,229	90,807	7,183	141,769	453,209
Total		498,432	148,759	188,007	245,775	2,187,392
Jack D. Crusa	ESU	54,685	72,479	169,689		1,440,222
	DSU	104,190	26,047	122,825		922,538
	EDSP			31,905		220,540
Total		158,875	98,526	324,419		2,583,300

(1)	Deferral Type or Program:

ESU = Executive Stock Unit Program (see description at page 33).

DCC = Deferred Compensation Program—Cash Deferral (see description at page 34).

DSU = Deferred Compensation Program—Stock Units (see description at page 34).

EDSP = Executive Deferred Stock Program. This is a frozen program under which executives deferred the gain from their stock option exercises from 1 to 15 years. Upon deferral, the participant was credited with stock units representing the option shares deferred, and the units accumulate dividend equivalents during the deferral period.

(2)	Amounts reported in these columns are also included in the totals reported in the Summary Compensation Table.

(3)	Aggregate earnings include interest, dividends and the appreciation (or depreciation) of the investments in which the accounts are held. The following amounts, representing preferential earnings relating to interest and dividends paid in 2013 on ESU Program and Deferred Compensation Program accounts, are reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table: Haffner—$31,195; Glassman—$27,238; Flanigan—$11,993; Downes—$7,224; and Crusa—$11,927.

(4)	Of the balances reported in this column (which are net of distributions from prior years’ deferrals), the following aggregate amounts were included in the totals reported in the Summary Compensation Table in 2011, 2012 and 2013: Haffner—$3,551,293; Glassman—$1,539,752; Flanigan—$2,400,641; Downes—$1,049,036; and Crusa—$269,328 (for 2013 only).

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Potential Payments upon Termination or Change in Control

This section describes the payments and benefits that may be received by our NEOs upon termination of employment, in excess of the amounts generally paid to our salaried employees upon termination of employment. On March 1, 2013, the Company entered into employment agreements and severance benefit agreements with  Mr. Haffner,  Mr. Glassman and Mr. Flanigan which provide for specific payments and benefits upon certain termination events or a change in control of the Company.

Employment Agreements. The employment agreements with  Mr. Haffner,  Mr. Glassman and  Mr. Flanigan expire on the date of our annual meeting of shareholders in 2017.

The employment agreements are subject to early termination in the following circumstances:

•	Executive’s option to terminate: the executive may resign upon six months written notice; or the executive may resign upon 60 days written notice following (i) the executive does not receive a salary increase in any year, unless due to Company-wide salary freeze; (ii) the executive is not elected to continue in his current position or is not nominated as a director of the Company (or Mr. Haffner is not appointed as a member of the Board’s Executive Committee); (iii) the Company is merged out of existence, sold or dissolved; or (iv) working control of the Company is lost in a proxy contest or other tender offer.

•	Termination by the Company for cause: the Company may terminate the executive for (i) conviction of a felony or any crime involving Company property; (ii) willful breach of the Code of Conduct or Financial Code of Ethics that causes significant injury to the Company; (iii) willful act or omission of fraud, misappropriation or dishonesty that causes significant injury to the Company or results in material enrichment of the executive at the Company’s expense; (iv) willful violation of specific written directions of the Board following notice of such violation; or (v) continuing, repeated, willful failure to substantially perform duties after written notice from the Board.

•	Termination following total disability: the executive’s employment may be terminated following a continuous 14-month period in which he is unable to materially perform the required services.

Following one of these termination events, the executive has continuing confidentiality obligations for Company information and trade secrets and is subject to non-compete provisions through the end of the agreement’s term, or, if later, for two years following termination. The executive will receive a pro-rated annual incentive award for the year of termination, and the Company will provide health insurance to the executive and his dependents during the non-competition period.

The Company may terminate the executive at the Board’s discretion at any time upon prior written notice. Following such a termination without cause, (i) the restricted stock units granted in connection with his employment agreement vest immediately, (ii) all other equity awards generally continue to vest as if the executive were employed for the entire term, (iii) the executive receives his base salary and annual cash incentive through the remainder of the term, and (iv) the Company will provide health insurance through the remainder of the term.

Severance Benefit Agreements. Upon a change in control of the Company, the severance agreements provide for severance payments and benefits during a specified period (the “Protected Period”) following the change in control. The Protected Period is 36 months for  Mr. Haffner, 30 months for  Mr. Glassman and 24 months for  Mr. Flanigan.

In general, a change in control is deemed to occur when: (i) a shareholder acquires shares giving it ownership of 40% or more of our common stock, (ii) the current directors or their “successors” no longer constitute a majority of the Board of Directors, (iii) after a merger or consolidation with another corporation, less than 65% of the voting securities of the surviving corporation are owned by our former shareholders, or (iv) the Company is liquidated or sells substantially all of our assets to an unrelated third party.

The payments and benefits payable under the severance agreements are subject to a “double trigger”; that is, they become payable only after both (i) a change in control of the Company and (ii) the executive officer’s employment is terminated by the Company (except for cause or upon disability) or the executive officer terminates his employment for “good reason.” In general, the executive officer would have good reason to terminate his employment if he were required to relocate or experienced a reduction in job responsibilities, compensation or benefits, or if the successor company did not assume the obligations under the agreement. The Company may cure the “good reason” for termination within 30 days of receiving notice of such from the executive. Events considered grounds for termination by the Company for cause under the severance agreements are substantially the same as those in the employment agreements described above.

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Upon termination of employment by the Company (other than for cause or upon disability) or by the executive for good reason following a change in control, the Company will provide the following payments and benefits:

•	Base salary through the date of termination.

•	Pro-rata annual incentive award at the maximum payout level for the year of termination.

•	Monthly severance payments: Mr. Haffner—100% of base salary and target bonus percentage multiplied by 3, paid over 36 months; Mr. Glassman—100% of base salary and target bonus percentage multiplied by 2.5, paid over 30 months; Mr. Flanigan—100% of base salary and target bonus percentage multiplied by 2, paid over 24 months.

•	Continuation of health insurance and fringe benefits for up to 36 months for Mr. Haffner, 30 months for Mr. Glassman and 24 months for Mr. Flanigan, as permitted by the Internal Revenue Code, or an equivalent lump sum payment.

•	Lump sum additional retirement benefit based upon the actuarial equivalent of an additional 36 months of continuous service for Mr. Haffner, 30 months for Mr. Glassman and 24 months for Mr. Flanigan.

The executive is not required to mitigate the amount of any termination payment or benefit provided under his severance benefit agreement, but any health insurance or fringe benefits he may receive from a new job will reduce any benefits provided under the agreement.

The new severance agreements have eliminated the executives’ rights to receive (i) tax “gross-up” payments for excise taxes under Internal Revenue Code Section 280G and (ii) “modified single trigger” severance in which the executive may elect to terminate his employment within a year after the change in control and receive a reduced severance package.

Accelerated Vesting of PSUs, PGI and Options. The terms and conditions of the PSU awards provide for “double trigger” vesting (a change in control of the Company that leads to a termination of employment), such that all outstanding PSUs will become vested with the payout percentage set at the 175% maximum. The Profitable Growth Incentive awards also have double trigger vesting, such that all outstanding PGI awards will become vested at the 250% maximum payout percentage. Stock option awards from previous years provide for immediate, “single trigger” vesting in the event of a change in control of the Company. The acceleration of equity vesting upon a change in control is designed to ensure that ongoing employees receive the benefit of the transaction by having the opportunity to realize value from their equity awards at the time of the transaction.

The tables below provide the estimated potential payments and benefits that the NEOs would receive in the event of any termination of employment. We have used the following assumptions and methodology to calculate these amounts:

•	Each termination of employment is deemed to have occurred on December 31, 2013. Potential payments reflect the benefits and arrangements in effect on that date.

•	The tables reflect only the additional payments and benefits the NEOs would be entitled to receive as a result of the termination of employment. Fully vested benefits described elsewhere in this proxy statement (such as deferred compensation accounts and pension benefits) and payments generally available to U.S. employees upon termination of employment (such as accrued vacation) are not included in the tables.

•	To project the value of stock plan benefits, we used the December 31, 2013 closing market price of our common stock of $30.94 per share and a dividend yield of 3.88%.

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The potential payments and benefits presented in the following tables are only estimates provided solely for disclosure purposes and may vary from the amounts that are ultimately paid in connection with an actual termination of employment.

Potential Payments upon Termination—David S. Haffner

	Total Disability		Executive’s Option to Terminate		Termination by Company for Cause		Termination by Company without Cause		Termination following Change in Control
Base Salary or Severance Payments							$3,530,192	(1)	$6,804,750	(2)
Annual Incentive				(3)		(3)	4,988,884	(4)	436,770	(5)
Vesting of 2013 RSU Award							1,160,250	(6)	1,160,250	(7)
Vesting of PSU Awards							485,077	(6)	11,989,057	(7)
Vesting of PGI Awards	$88,847	(8)					266,486	(6)	1,973,972	(7)
Vesting of Stock Options	1,036,558	(9)	$1,036,558	(9)			1,036,558	(6)	1,036,558	(10)
ESU Program									1,640,894	(11)
Retirement Benefit (401(k) and Excess Plan)									244,971	(11)
Health Benefits	65,052	(12)	65,052	(12)	$65,052	(12)	65,052	(12)	57,840	(11)
Life Insurance Premium									4,608	(11)
Total	$1,190,457		$1,101,610		$65,052		$11,532,500		$25,349,670

Potential Payments upon Termination—Karl G. Glassman

	Total Disability		Executive’s Option to Terminate		Termination by Company for Cause		Termination by Company without Cause		Termination following Change in Control
Base Salary or Severance Payments							$2,626,731	(1)	$3,728,750	(2)
Annual Incentive				(3)		(3)	2,905,128	(4)	254,340	(5)
Vesting of 2013 RSU Award							1,044,225	(6)	1,044,225	(7)
Vesting of PSU Awards							264,560	(6)	6,533,948	(7)
Vesting of PGI Awards	$66,530	(8)					199,551	(6)	1,478,159	(7)
Vesting of Stock Options	777,473	(9)	$777,473	(9)			777,473	(6)	777,473	(10)
ESU Program									965,479	(11)
Retirement Benefit (401(k) and Excess Plan)									134,235	(11)
Health Benefits	46,651	(12)	46,651	(12)	$46,651	(12)	46,651	(12)	32,596	(11)
Life Insurance Premium									3,840	(11)
Total	$890,654		$824,124		$46,651		$7,864,319		$14,953,045

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Potential Payments upon Termination—Matthew C. Flanigan

	Total Disability		Executive’s Option to Terminate		Termination by Company for Cause		Termination by Company without Cause		Termination following Change in Control
Base Salary or Severance Payments							$1,589,423	(1)	$1,710,000	(2)
Annual Incentive				(3)		(3)	1,562,560	(4)	136,800	(5)
Vesting of 2013 RSU Award							928,200	(6)	928,200	(7)
Vesting of PSU Awards							135,045	(6)	3,358,344	(7)
Vesting of PGI Awards	$32,726	(8)					98,157	(6)	727,090	(7)
Vesting of Stock Options							378,370	(6)	378,370	(10)
ESU Program									379,649	(11)
Retirement Benefit (401(k) and Excess Plan)									76,950	(11)
Health Benefits	57,146	(12)	$57,146	(12)	$57,146	(12)	57,146	(12)	33,941	(12)
Life Insurance Premium									3,072	(11)
Total	$89,872		$57,146		$57,146		$4,748,902		$7,732,416

Potential Payments upon Termination—Joseph D. Downes, Jr.

	Total Disability		Executive’s Retirement		Termination by Company for Cause	Termination by Company without Cause		Termination following Change in Control
Vesting of PSU Awards								$2,171,215	(7)
Vesting of PGI Awards								542,610	(7)
Vesting of Stock Options	$289,388	(9)	$289,388	(9)		$289,388	(9)	289,388	(10)
Total	$289,388		$289,388			$289,388		$3,003,213

Potential Payments upon Termination—Jack D. Crusa

	Total Disability		Executive’s Retirement		Termination by Company for Cause	Termination by Company without Cause		Termination following Change in Control
Vesting of PSU Awards								$1,831,455	(7)
Vesting of PGI Awards								531,008	(7)
Vesting of Stock Options	$279,310	(9)	$279,310	(9)		$279,310	(9)	279,310	(10)
Total	$279,310		$279,310			$279,310		$2,641,773

(1)	Under the 2013 employment agreements, salary continues for the term of the employment agreement (through the 2017 annual meeting of shareholders).

(2)	Monthly severance payments through the Protected Period, under the 2013 severance agreements.

(3)	The employment agreements guarantee a pro-rated annual incentive for the year of separation in the event of a voluntary termination or termination for cause. Under the Key Officers Incentive Program, however, this amount vests on December 31 of each year, so no incremental compensation would have been payable as of December 31, 2013.

(4)	In the event of a termination without cause, the executive officer will receive annual incentive payments throughout the term of the employment agreement based upon the actual annual incentive payout percentages achieved for each of the applicable years; however, we have assumed payout at 100% of target for all future years for the amounts disclosed above.

(5)	The severance agreements provide for a pro-rata annual incentive payment at the 150% maximum payout level for the year in which the termination occurs. This amount represents the difference between the executives’ actual annual incentive for the year ending December 31, 2013 and the 150% maximum payout under the severance agreements.

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(6)	Following a termination without cause, equity awards continue to vest as if the executive officer were employed for the term of the employment agreement. These amounts assume payouts at vesting based upon projections as of December 31, 2013: a 39% payout for the 2012-2014 PSU awards, a 0% payout for the 2013-2015 PSU awards, and a 68% payout for the 2013-2014 PGI awards. Actual payouts would be based on the results at the end of the applicable performance periods.

(7)	Upon a termination of employment following a change in control of the Company, the 2013 RSU awards provide for immediate 100% vesting, the PSU awards provide for payout at the 175% maximum, and the PGI awards provide for payout at the 250% maximum.

(8)	The PGI awards provide for vesting through 18 months after the onset of the disability leading to the executive’s termination. These amounts represent the value of the PGI awards’ additional vesting following termination and are based on the projected payouts as of December 31, 2013.

(9)	Because Mr. Haffner, Mr. Glassman, Mr. Downes and Mr. Crusa are eligible for retirement under the terms of their stock option grants, their options will continue to vest and remain exercisable for three years and six months following any termination of employment (except in the case of a termination of employment as the result of gross misconduct).

(10)	All stock options granted to salaried employees become immediately exercisable in the event of a change in control of the Company.

(11)	The severance agreements provide for a continuation of health insurance, retirement plan contributions and certain fringe benefits through the Protected Period.

(12)	The employment agreements provide for continuing health insurance during the non-compete period, which is the later of two years following termination or until the 2017 annual meeting of shareholders.

The only additional compensation paid in connection with a termination of employment as the result of an executive officer’s death is a life insurance benefit. The life insurance coverage for our NEOs is the same as that provided to other salaried employees—a death benefit of two times base salary up to a maximum $800,000 benefit, which doubles in the event of death due to an accident.

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SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The table below sets forth the beneficial ownership of our common stock on March 5, 2014, by the Company’s directors, the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers, and all directors and executive officers as a group.

	Number of Shares or Units Beneficially Owned
Directors and Executive Officers	Common Stock (1)	Stock Units (2)	Options Exercisable within 60 Days	Total	% of Class (3)
Robert E. Brunner, Director	17,747			17,747
Ralph W. Clark, Director	28,549	18,827	9,079	56,455
Jack D. Crusa, Senior VP, President—Specialized Products Segment	99,272	78,578	233,956	411,806	0.29%
Robert G. Culp, III, Director	3,906			3,906
Joseph D. Downes, Jr., Senior VP, President—Industrial Materials Segment	146,629	52,951	103,426	303,006	0.21%
R. Ted Enloe, III, Director	28,806	5,575	33,945	68,326
Richard T. Fisher, Lead Independent Director	152,245	731	1,454	154,430	0.11%
Matthew C. Flanigan, Executive VP and Chief Financial Officer, Director	177,083	71,151	233,821	482,055	0.34%
Karl G. Glassman, President and Chief Operating Officer, Director	88,463	194,335	830,326	1,113,124	0.78%
David S. Haffner, Board Chair and Chief Executive Officer	810,406	282,197	1,429,525	2,522,128	1.76%
Joseph W. McClanathan, Director	33,886	3,910	1,454	39,250
Judy C. Odom, Director	35,860	20,936	6,530	63,326
Phoebe A. Wood, Director	45,726	21,573	976	68,275
All executive officers and directors as a group (19 persons)	2,010,587	942,704	3,532,558	6,485,849	4.53%

(1)	Includes shares pledged as security for the following directors and officers: Fisher—50,000; all executive officers and directors as a group—94,397. The Company adopted in 2013 a policy prohibiting future pledging of Company stock, and those directors and officers with outstanding pledges have been encouraged to unwind their preexisting transactions.

(2)	Stock units are held on account under the Company’s Executive Deferred Stock Program, Executive Stock Unit Program, Deferred Compensation Program, and restricted stock unit grants. Participants have no voting rights with respect to stock units. In each program, stock units are converted to shares of common stock upon distribution (although the Company has the option to settle all or a portion of the distributions under the ESU Program and the Deferred Compensation Program in cash, in its discretion), which occurs at a specified date or upon termination of employment. None of the stock units listed are scheduled for distribution within 60 days.

(3)	Beneficial ownership of less than .1% of the class is not shown. Stock units and options exercisable within 60 days are considered as stock outstanding for the purpose of calculating the ownership percentages.

53

Security Ownership of Certain Beneficial Owners

The Company knows of no beneficial owner of more than 5% of its common stock as of February 15, 2013, except as set out below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
State Street Corporation One Lincoln Street Boston, MA 02111	14,910,498	(1)	10.6%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	12,007,177	(2)	8.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,863,266	(3)	6.98%

(1)	State Street Corporation (“SSC”) is deemed to have shared voting and shared dispositive power with respect to 14,910,498 shares. SSC reported that its subsidiary SSGA Funds Management, Inc. (“SSGA”), acting in various capacities, is deemed to have shared voting power and shared dispositive power with respect to 10,303,730 of those shares. This information is based on Schedule 13G of SSC filed February 3, 2014, which reported beneficial ownership as of December 31, 2013.

(2)	BlackRock, Inc. (“BlackRock”) is deemed to have sole voting power with respect to 10,703,202 shares and sole dispositive power with respect to 12,007,177 shares. This information is based on Schedule 13G/A of BlackRock filed January 29, 2014, which reported beneficial ownership as of December 31, 2013.

(3)	The Vanguard Group (“Vanguard”) is deemed to have sole voting power with respect to 230,194 shares, shared dispositive power with respect to 216,994 shares, and sole dispositive power with respect to 9,646,272 shares. This information is based on Schedule 13G/A of Vanguard filed February 11, 2014, which reported beneficial ownership as of December 31, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of ownership and changes in ownership of common stock with the SEC and the NYSE. We must identify in this proxy statement those persons for whom reports were not filed on a timely basis. Based solely on a review of the forms that have been filed and written representations from the reporting persons, we believe that all Section 16 filing requirements applicable to such persons were complied with during fiscal year 2013, except that, due to third-party administrative error, one Form 4 was not filed to report one transaction involving 125 shares by a spousal trust account in which Robert G. Culp, III has indirect beneficial ownership. The transaction was reported on Form 5 on February 11, 2014.

54

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of outstanding options and shares available for future issuance under all the Company’s equity compensation plans as of December 31, 2013. All of our equity compensation plans have been approved by our shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	12,259,554	(1)	$21.61	8,404,936	(2)(3)
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	12,259,554		$21.61	8,404,936

(1)	This number represents the stock issuable under the following plans:

Director Stock Option Plan	10,242
Flexible Stock Plan—Options	6,388,232
Flexible Stock Plan—Vested Stock Units	4,033,187
Flexible Stock Plan—Unvested Stock Units	1,827,893

Director Stock Option Plan. This is a frozen plan, and no future awards will be granted under it; however, 10,242 options remain outstanding under the plan.

Flexible Stock Plan. This includes 6,388,232 options outstanding and 5,861,080 stock units convertible to common stock. The stock units include grants of RSUs and PSUs covering 1,808,849 shares that are still subject to forfeiture if vesting conditions are not satisfied. The remaining stock units are held in our ESU Program, Deferred Compensation Program and Executive Deferred Stock Program, and only 19,044 of those stock units are unvested. See pages 33 and 41 for descriptions of these programs.

(2)	Shares available for future issuance include: 7,760,115 shares under the Flexible Stock Plan and 644,821 shares under the 1989 Discount Stock Plan. The 1989 Discount Stock Plan is a Section 423 employee stock purchase plan. Columns (a) and (b) are not applicable to stock purchase plans.

(3)	Of the 7,760,115 shares available under the Flexible Stock Plan as of December 31, 2013, shares issued as options or stock appreciation rights (SARs) count as one share against the Plan, and shares issued as all other types of awards count as three shares against the Plan.

55

APPENDIX A

LEGGETT & PLATT, INCORPORATED

2014 KEY OFFICERS INCENTIVE PLAN

SECTION 1   ESTABLISHMENT, DEFINITIONS AND ADMINISTRATION

1.1	Establishment of the Plan. Leggett & Platt, Incorporated (the “Company”) hereby establishes the 2014 Key Officers Incentive Plan (the “Plan”). Subject to the approval of the Company’s shareholders at the 2014 annual meeting of shareholders, the Plan shall become effective as of January 1, 2014. Any awards paid under the Plan are intended to qualify as “other performance-based compensation” under Section 162(m) of the Code and, therefore, the Plan shall be construed, interpreted, and administered in accordance with such intention.

1.2	Purpose of the Plan. The purpose of the Plan is to attract, motivate, and retain the services of participants in the Plan (“Participants”) who make significant contributions to the Company’s success by allowing them to share in that success through incentive payments based upon the Company’s performance.

1.3	Definitions. The following terms, when used in the Plan, shall have the following meanings:

(a)	“Award” means the incentive payment, if any, to which a Participant is entitled under the Plan based on the attainment of one of more Performance Objectives.

(b)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to the Code includes regulations promulgated pursuant to the Code.

(c)	“Company” means Leggett & Platt, Incorporated or any successor thereto and also includes the subsidiaries and affiliates of Leggett & Platt, Incorporated.

(d)	“Corporate Participant” means a Participant whose Award is determined based on the Company’s consolidated business results.

(e)	“Performance Objectives” are the measures of Company or individual achievement, as determined by the Committee, used to calculate attainment of an Award.

(f)	“Performance Period” is the time period over which the achievement of Performance Objectives is measured to determine the amount, if any, of a potential Award to which a Participant shall be entitled. Unless the Committee determines otherwise, the Performance Period shall be a Year.

(g)	“Profit Center” means a separate operating unit or branch for which the Company budgets an operating income for a Year.

(h)	“Profit Center Participant” means a Participant whose Award is determined in whole or in part on the performance of one or more of the Company’s Profit Centers.

(i)	“Target Percentage” means the percentage of a Participant’s salary, as of the last day of the Performance Period, established by the Committee to determine the potential Award for that Participant.

(j)	“Year” means the calendar year.

1.4	Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”), or such other committee as may be appointed by the Board (the “Committee”). The Committee shall consist of two or more “outside directors” of the Board (as defined in Section 162(m) of the Code). The Committee shall have full power and authority to administer and interpret the Plan and to establish rules and procedures for its administration. The Committee has sole responsibility for: (i) selecting Participants, (ii) setting Target Percentages, (iii) establishing Performance Objectives, Performance Periods and Award Formulas, and (iv) determining Awards.

A-1

SECTION 2   ELIGIBILITY, PERFORMANCE OBJECTIVES AND AWARDS

2.1	Eligibility and Participation. Eligibility for participation in the Plan shall be limited to Section 16 Officers of the Company. The Committee will determine the Participants, designating each as either a Corporate Participant or a Profit Center Participant, no later than 90 days after the beginning of each Year or before 25% of the Performance Period has elapsed.

2.2	Performance Objectives. Awards are paid based on the achievement of Performance Objectives established by the Committee. Performance Objectives may be different for different Participants and may be based on corporate financial measures, financial measures relating to one or more Profit Centers, or individual measures. Performance Objectives may include: revenue; operating income or net operating income; return on equity; return on assets or net assets; cash flow; share price performance; return on capital; earnings; earnings per share; total shareholder return; economic value added; economic profit; ratio of operating earnings to capital spending; EBITDA; EBIT; costs; operating earnings; gains; product development; leadership; project progress or completion; revenue growth; net income; operating cash flow; net cash flow; retained earnings; budget achievement; return on capital employed; return on invested capital; cash available to the Company from a subsidiary or subsidiaries; gross margin; net margin; market capitalization; financial return ratios; market share; operating profits; net profits, earnings per share growth; profit returns and margins; stock price; working capital; business trends; capacity utilization; quality; operating efficiency; compliance and safety; any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Objective to remove the effect of equity compensation expense under ASC 718, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence; and such other adjustments the Committee approves in order that the Performance Objectives appropriately reflect the underlying operational performance of the Company or applicable Profit Centers during the Performance Period, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

2.3	Award Formula. The Committee will establish the Award Formula that will be used to calculate Awards no later than 90 days after the beginning of the Year or before 25% of the Performance Period has elapsed. The Award Formula will include the Performance Objectives, any permissible adjustments, the relative weighting of each, and any other factors necessary to calculate an Award.

2.4	Potential Award. The amount of each Participant’s Award is determined by applying the Award Formula to a Participant’s Target Percentage of base salary in effect at the end of the Performance Period. The Committee will determine each Participant’s Target Percentage no later than 90 days after the beginning of each Year or before 25% of the Performance Period has elapsed.

2.5	Determination of Final Awards. As soon as practical after the end of the Performance Period, the Committee will determine the final Awards, calculated solely on the basis of the attainment of Performance Objectives, and will certify such determination. The Committee shall have discretion to reduce by up to 20%, but shall not increase, the Award to which a Participant would be entitled based on achievement of the Performance Objectives. No such reduction shall increase the Award of any other Participant who is subject to Section 162(m).

2.6	Maximum Award. Notwithstanding any other provision of the Plan, a Participant’s Award may not exceed two times the Participant’s base salary in effect at the end of the Performance Period.

2.7	Payment of Awards. A Participant’s Award will be paid in the manner and at the time or times established by the Committee but in no event later than March 15th of the Year following the end of the Performance Period. Payment of an Award will be made in cash unless deferred under the Company’s Deferred Compensation Program.

(a)	Except as provided in Section 2.7(b), a Participant must be employed by the Company on the last working day of the Performance Period to be eligible for Award payments.

(b)	If a Participant’s termination of employment during the Performance Period is due to Retirement (as defined below), death, or Disability (as defined below), the Participant will receive a pro rated Award following the end of the Performance Period for the Participant’s days of service prior to termination.

A-2

“Retirement” means the Participant voluntarily quit (i) on or after age 65, or (ii) on or after age 55 and had at least 20 years of service with the Company or any company or division acquired by the Company.

“Disability” means the Participant’s inability to substantially perform duties and responsibilities by reason of any accident or illness that can be expected to result in death or to last for a continuous period of not less than one year.

2.8	Repayment of Awards. If, within 24 months after an Award is paid, the Company is required to restate previously reported financial results, the Committee will require all Participants to repay any amounts paid in excess of the amounts that would have been paid based on the restated financial results. The Committee will issue a written Notice of Repayment to Participants documenting the corrected Award calculation and the amount and terms of repayment.

In addition, the Committee may require repayment of the entire Award from those Participants determined, in its discretion, to be personally responsible for gross misconduct or fraud that caused the need for the restatement.

A Participant must repay the amount specified in the Notice of Repayment. The Committee may, in its discretion, reduce a current year Award payout as necessary to recoup any amounts outstanding under a previously issued Notice of Repayment.

SECTION 3   AMENDMENT AND TERMINATION

The Committee may amend or terminate the Plan at any time, provided that no amendment shall be made without shareholder approval if such approval is required under applicable law or required for Awards to qualify as “other performance-based compensation” under Section 162(m). Except as otherwise provided in this Plan, no amendment or termination of the Plan may materially and adversely affect any outstanding Award without the Participant’s consent.

A-3

Driving Directions to the Wright Conference Center

No. 1 Leggett Road, Carthage, Missouri

Leggett & Platt®
INCORPORATED

1. Visitor entrance
2. Conference Centers entrance

2
CONFERENCE CENTERS
N
W
E
S
1
MAIN ENTRANCE
LEGGETT & PLATT CORPORATE CAMPUS
LEGGETT RD

LEGGETT RD
BROOKLYN HEIGHTS EXIT
96
LEGGETT & PLATT
NORTH TO KANSAS CITY
CENTRAL AVE
CENTRAL AVE/ WEBB CITY EXIT
CARTHAGE
171
WEST TO WEBB CITY
FIR RD/HH HIGHWAY
N
W
E
S
49
249
44
49
EAST TO SPRINGFIELD
SOUTH TO NEOSHO
WEST TO JOPLIN and TULSA, OK
49
SOUTH TO FAYETTEVILLE, AR

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 7, 2014
10:00 a.m. Central Time

proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Leggett & Platt, Incorporated, a Missouri corporation (the "Company"), hereby acknowledges receipt of the Notice of 2014 Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report for the fiscal year ended December 31, 2013, and hereby appoints David S. Haffner and John G. Moore as proxies and attorneys-in-fact, with full power of substitution to represent the undersigned at the 2014 Annual Meeting of Shareholders of the Company to be held on May 7, 2014 at 10:00 a.m. Central Time at the Company's headquarters, located at No. 1 Leggett Road, Carthage, Missouri 64836, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS; FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; FOR APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT; FOR THE 2014 KEY OFFICERS INCENTIVE PLAN; AND AGAINST THE SHAREHOLDER PROPOSAL REQUESTING THE ADDITION OF SEXUAL ORIENTATION AND GENDER IDENTITY TO THE COMPANY'S WRITTEN NON-DISCRIMINATION POLICY. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE VOTE BY INTERNET OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Leggett & Platt INCORPORATED

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark Box to the right and Indicate changes below: ☐

Return Your Proxy by Mail or Vote by Internet 24 Hours a Day, 7 Days a Week

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/leg
Use the Internet to vote your proxy until 5:00 p.m. (CT) on May 6, 2014.

Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4, and AGAINST Proposal 5.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
a. Robert E. Brunner	☐	☐	☐	**g.** Karl G. Glassman	☐	☐	☐
b. Ralph W. Clark	☐	☐	☐	**h.** David S. Haffner	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
c. Robert G. Culp, III	☐	☐	☐	**i.** Joseph W. McClanathan	☐	☐	☐
d. R. Ted Enloe, III	☐	☐	☐	**j.** Judy C. Odom	☐	☐	☐
e. Richard T. Fisher	☐	☐	☐	**k.** Phoebe A. Wood	☐	☐	☐
f. Matthew C. Flanigan	☐	☐	☐				

3. An advisory vote to approve named executive officer compensation as described in the Company's proxy statement. ☐ For ☐ Against ☐ Abstain

4. Approval of the 2014 Key Officers Incentive Plan. ☐ For ☐ Against ☐ Abstain

IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND AGAINST PROPOSAL 5.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name appears on this card. If stock is jointly owned, all parties must sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.

LEGGETT & PLATT, INCORPORATED ANNUAL MEETING TO BE HELD ON 05/07/14 AT 10:00 A.M. CDT
FOR HOLDERS AS OF 03/05/14 * ISSUER CONFIRMATION COPY - INFO ONLY *

3 1-0001

THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

524660107

DIRECTORS

PROPOSAL(S)	DIRECTORS RECOMMEND		FOR	AGN	ABS
1A.*- ELECTION OF DIRECTOR: ROBERT E. BRUNNER --->>>	FOR --->>> 0019900	1A.	☐	☐	☐
1B.*- ELECTION OF DIRECTOR: RALPH W. CLARK --->>>	FOR --->>> 0019900	1B.	☐	☐	☐
1C.*- ELECTION OF DIRECTOR: ROBERT G. CULP, III --->>>	FOR --->>> 0019900	1C.	☐	☐	☐
1D.*- ELECTION OF DIRECTOR: R. TED ENLOE, III --->>>	FOR --->>> 0019900	1D.	☐	☐	☐
1E.*- ELECTION OF DIRECTOR: RICHARD T. FISHER --->>>	FOR --->>> 0019900	1E.	☐	☐	☐
1F.*- ELECTION OF DIRECTOR: MATTHEW C. FLANIGAN --->>>	FOR --->>> 0019900	1F.	☐	☐	☐
1G.*- ELECTION OF DIRECTOR: KARL G. GLASSMAN --->>>	FOR --->>> 0019900	1G.	☐	☐	☐
1H.*- ELECTION OF DIRECTOR: DAVID S. HAFFNER --->>>	FOR --->>> 0019900	1H.	☐	☐	☐
1I.*- ELECTION OF DIRECTOR: JOSEPH W. MCCLANATHAN --->>>	FOR --->>> 0019900	1I.	☐	☐	☐
1J.*- ELECTION OF DIRECTOR: JUDY C. ODOM --->>>	FOR --->>> 0019900	1J.	☐	☐	☐
1K.*- ELECTION OF DIRECTOR: PHOEBE A. WOOD --->>>	FOR --->>> 0019900	1K.	☐	☐	☐
2. *- RATIFICATION OF THE AUDIT SELECTION OF PRICEWATERHOUSECOOPERS ----->>> LLP AS COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	FOR --->>> 0010200	2.	☐	☐	☐
3. *- AN ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION -->>> AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.	FOR --->>> 0019900	3.	☐	☐	☐
4. *- APPROVAL OF THE 2014 KEY OFFICERS INCENTIVE PLAN. --->>>	FOR --->>> 0019900	4.	☐	☐	☐
5. *- A SHAREHOLDER PROPOSAL REQUESTING ADDITION OF SEXUAL ORIENTATION -->>> AND GENDER IDENTITY TO THE WRITTEN NON-DISCRIMINATION POLICY.	AGN --->>> 0069900	5.	☐	☐	☐

VIF01H

FOLD AND DETACH HERE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON 05/07/14 FOR LEGGETT & PLATT, INCORPORATED
THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.PROXYVOTE.COM ** **

2 -I -S

DIRECTORS
(MARK "X" FOR ONLY ONE BOX)

X THIS SPACE INTENTIONALLY LEFT BLANK

X PLEASE INDICATE YOUR VOTING

X INSTRUCTIONS FOR EACH PROPOSAL

000

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK X

SEE VOTING INSTRUCTION NO. 3 ON REVERSE

A/C:

524660107

PLACE "X" HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING X

P46315

Broadridge™

51 MERCEDES WAY
EDGEWOOD NY 11717

3

3

LEGGETT & PLATT, INCORPORATED
NO. 1 - LEGGETT ROAD, BOX 757
CARTHAGE, MO 64836
ATTN: AMY DEARMOND

FOLD AND DETACH HERE

SIGNATURE(S) / / DATE

VOTING INSTRUCTIONS

TO OUR CLIENTS:

WE HAVE BEEN REQUESTED TO FORWARD TO YOU THE ENCLOSED PROXY MATERIAL RELATIVE TO SECURITIES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. ONLY WE AS THE HOLDER OF RECORD CAN VOTE SUCH SECURITIES. WE SHALL BE PLEASED TO VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES, IF YOU WILL EXECUTE THE FORM AND RETURN IT TO US PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IT IS UNDERSTOOD THAT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM YOUR SECURITIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

FOR THIS MEETING, THE EXTENT OF OUR AUTHORITY TO VOTE YOUR SECURITIES IN THE ABSENCE OF YOUR INSTRUCTIONS CAN BE DETERMINED BY REFERRING TO THE APPLICABLE VOTING INSTRUCTION NUMBER INDICATED ON THE FACE OF YOUR FORM.

FOR MARGIN ACCOUNTS, IN THE EVENT YOUR SECURITIES HAVE BEEN LOANED OVER RECORD DATE, THE NUMBER OF SECURITIES WE VOTE ON YOUR BEHALF HAS BEEN OR CAN BE ADJUSTED DOWNWARD.

PLEASE NOTE THAT UNDER A RULE AMENDMENT ADOPTED BY THE NEW YORK STOCK EXCHANGE FOR SHAREHOLDER MEETINGS HELD ON OR AFTER JANUARY 1, 2010, BROKERS ARE NO LONGER ALLOWED TO VOTE SECURITIES HELD IN THEIR CLIENTS' ACCOUNTS ON UNCONTESTED ELECTIONS OF DIRECTORS UNLESS THE CLIENT HAS PROVIDED VOTING INSTRUCTIONS (IT WILL CONTINUE TO BE THE CASE THAT BROKERS CANNOT VOTE THEIR CLIENTS' SECURITIES IN CONTESTED DIRECTOR ELECTIONS). CONSEQUENTLY, IF YOU WANT US TO VOTE YOUR SECURITIES ON YOUR BEHALF ON THE ELECTION OF DIRECTORS, YOU MUST PROVIDE VOTING INSTRUCTIONS TO US. VOTING ON MATTERS PRESENTED AT SHAREHOLDER MEETINGS, PARTICULARLY THE ELECTION OF DIRECTORS IS THE PRIMARY METHOD FOR SHAREHOLDERS TO INFLUENCE THE DIRECTION TAKEN BY A PUBLICLY-TRADED COMPANY. WE URGE YOU TO PARTICIPATE IN THE ELECTION BY RETURNING THE ENCLOSED VOTING INSTRUCTION FORM TO US WITH INSTRUCTIONS AS TO HOW TO VOTE YOUR SECURITIES IN THIS ELECTION.

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES. THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY MAY BE GIVEN AT DISCRETION OF YOUR BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE OR ON THE FIFTEENTH DAY, IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IN ORDER FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY AUTHORITY, PROXY MATERIAL WOULD NEED TO HAVE BEEN MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE, AND ONE OR MORE OF THE MATTERS BEFORE THE MEETING MUST BE DEEMED "ROUTINE" IN NATURE ACCORDING TO NYSE GUIDELINES. IF THESE TWO REQUIREMENTS ARE MET AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE FIRST VOTE BEING ISSUED, WE MAY VOTE YOUR SECURITIES AT OUR DISCRETION ON ANY MATTERS DEEMED TO BE ROUTINE. WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

THE FOLLOWING INSTRUCTIONS PROVIDE SPECIFICS REGARDING THE MEETING FOR WHICH THIS VOTING FORM APPLIES.

INSTRUCTION 1

ALL PROPOSALS FOR THIS MEETING ARE CONSIDERED "ROUTINE". WE WILL VOTE IN OUR DISCRETION ON ALL PROPOSALS, IF YOUR INSTRUCTIONS ARE NOT RECEIVED.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 2

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING ON ONE OR MORE MATTERS BEFORE THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 3

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS.

INSTRUCTION 4

WE HAVE PREVIOUSLY SENT YOU PROXY SOLICITING MATERIAL PERTAINING TO THE MEETING OF SHAREHOLDERS OF THE COMPANY INDICATED. ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT AS OF YET RECEIVED YOUR VOTING INSTRUCTION ON THE MATTERS(S) TO BE CONSIDERED AT THIS MEETING AND THE COMPANY HAS REQUESTED US TO COMMUNICATE WITH YOU IN AN ENDEAVOR TO HAVE YOUR SECURITIES VOTED.

**IF YOU HOLD YOUR SECURITIES THROUGH A CANADIAN BROKER OR BANK, PLEASE BE ADVISED THAT YOU ARE RECEIVING THE VOTING INSTRUCTION FORM AND MEETING MATERIALS, AT THE DIRECTION OF THE ISSUER. EVEN IF YOU HAVE DECLINED TO RECEIVE SECURITY- HOLDER MATERIALS, A REPORTING ISSUER IS REQUIRED TO DELIVER THESE MATERIALS TO YOU. IF YOU HAVE ADVISED YOUR INTERMEDIARY THAT YOU OBJECT TO THE DISCLOSURE OF YOUR BENEFICIAL OWNERSHIP INFORMATION TO THE REPORTING ISSUER, IT IS OUR RESPONSIBILITY TO DELIVER THESE MATERIALS TO YOU ON BEHALF OF THE REPORTING ISSUER.

THESE MATERIALS ARE BEING SENT AT NO COST TO YOU.

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Please ensure you fold then detach and retain this portion of the Voting Instruction Form

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P.O. Box 9175

WRONG WAY

Proxy Services
P.O. Box 9175
Farmingdale NY 11735-9852